As filed with the Securities and Exchange Commission on March 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Canadian Pacific Railway Limited(1)

Canadian Pacific Railway Company

(Exact name of registrant as specified in its charter)

Canada	4011	98-0355078 (Canadian Pacific Railway Limited) 98-0001377 (Canadian Pacific Railway Company)
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

7550 Ogden Dale Road S.E., Calgary, Alberta, Canada T2C 4X9, (403) 319-7000

(Address and telephone number of each Registrant’s principal executive offices)

C T Corporation System, 28 Liberty Street, New York, New York 10005, (212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

With copies to:

Jeffrey J. Ellis Canadian Pacific Railway Limited 7550 Ogden Dale Road S.E. Calgary, Alberta, Canada T2C 4X9 (403) 319-7000	Ari B. Blaut Catherine M. Clarkin Alan J. Fishman Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000

Approximate date of commencement of proposed sale to the public: Pursuant to Rule 162 under the Securities Act of 1933, as amended, the offering of securities will commence promptly following the filing of the Registration Statement. No tendered securities will be accepted for exchange until after this Registration Statement has been declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company   ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

(1)

Immediately following the dissolution of the voting trust in which all of the shares of common stock of Kansas City Southern (“KCS”) are held and the exercise of control of KCS by Canadian Pacific Railway Limited (“CPRL”), which is referred to in the prospectus that forms part of this registration statement as the “Control Date”, CPRL intends to change its name to Canadian Pacific Kansas City Limited. For certainty, the legal name of CPRL’s wholly-owned subsidiary and the issuer of the notes registered hereby, Canadian Pacific Railway Company (“CPRC”), will not change. All securities being registered herein will be issued by the same registrants as listed above, notwithstanding CPRL’s change of name.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the United States (“U.S.”) Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus may change. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PRELIMINARY—SUBJECT TO COMPLETION—DATED MARCH 20, 2023

PROSPECTUS

Canadian Pacific Railway Limited

Canadian Pacific Railway Company

Offers to Exchange

All Outstanding Notes of the Series Specified Below

and Solicitations of Consents to Amend the Related Indentures

Early Participation Date: 5:00 p.m., New York City Time, March 31, 2023 unless extended

Expiration Date: 5:00 p.m., New York City Time, April 17, 2023 unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the seven series of notes described in the table below (collectively, the “Old Notes”) issued by Kansas City Southern (“KCS”), for notes to be issued by Canadian Pacific Railway Company (“CPRC” and such notes, the “CPRC Notes”) and unconditionally guaranteed on an unsecured basis by Canadian Pacific Railway Limited (“CPRL” and CPRC collectively, “we”, “us” or “our” and, together with their subsidiaries, “CP”) as described in, and for the consideration summarized in, the table below. Effective December 14, 2021, we completed the acquisition of KCS. However, pending regulatory approval from the U.S. Surface Transportation Board (the “STB”), we deposited the shares of KCS common stock into a voting trust (the “Voting Trust”) to ensure that KCS operates independently of CP during the regulatory review process. On March 15, 2023, the STB issued a decision approving the CP and KCS joint merger application, subject to certain conditions. The decision authorizes us to exercise control of KCS as early as April 14, 2023. We expect to exercise the authority granted in the STB decision to dissolve the Voting Trust and exercise control of KCS on April 14, 2023 (or such other date that we exercise control of KCS, the “Control Date”). Through these exchange offers, the holders of Old Notes are being offered the opportunity to exchange those Old Notes for CPRC Notes with the same interest rates and maturities, as more particularly described herein.

				Exchange Consideration (1)		Early Participation Premium (1)	Total Consideration (1)(3)
Title of Series of Old Notes	CUSIP/ISIN No.	Aggregate Principal Amount	Title of Series of CPRC Notes to be Issued by CPRC	CPRC Notes (Principal Amount) (2)	Cash	CPRC Notes (Principal Amount) (2)	CPRC Notes (Principal Amount) (2)	Cash
3.125% Senior Notes due 2026	485170 BA1 / US485170BA12	$250,000,000	3.125% Notes due 2026	$970	$1.00	$30	$1,000	$1.00
2.875% Senior Notes due 2029	485170 BD5 / US485170BD50	$425,000,000	2.875% Notes due 2029	$970	$1.00	$30	$1,000	$1.00
4.300% Senior Notes due 2043	485170AQ7 / US485170AQ72	$448,651,000	4.300% Notes due 2043	$970	$1.00	$30	$1,000	$1.00
4.950% Senior Notes due 2045	485170AS3 / US485170AS39	$499,165,000	4.950% Notes due 2045	$970	$1.00	$30	$1,000	$1.00
4.700% Senior Notes due 2048	485170 BB9 / US485170BB94	$500,000,000	4.700% Notes due 2048	$970	$1.00	$30	$1,000	$1.00
3.500% Senior Notes due 2050	485170 BE3 / US485170BE34	$550,000,000	3.500% Notes due 2050	$970	$1.00	$30	$1,000	$1.00
4.200 % Senior Notes due 2069	485170 BC7 / US485170BC77	$425,000,000	4.200 % Notes due 2069	$970	$1.00	$30	$1,000	$1.00

(1)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	The term “CPRC Notes” in this column refers, in each case, to the series of CPRC Notes corresponding to the series of Old Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium (as defined below) for Old Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.

The dealer managers for the exchange offers and solicitation agents for the consent solicitations are:

BofA Securities	Citigroup	Morgan Stanley	Wells Fargo Securities

The date of this prospectus is                      , 2023.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on March 31, 2023, unless extended by us, in our sole discretion, (such date and time, as it may be extended, the “Early Participation Date”), and not validly withdrawn, holders of such Old Notes will be eligible to receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of the corresponding CPRC Notes and cash consideration of $1.00 per $1,000 principal amount of Old Notes. The Total Consideration, being the amount payable by CPRC for the Old Notes, includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of the corresponding series of CPRC Notes per $1,000 principal amount of Old Notes.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders of such Old Notes will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so the amount payable by CPRC for such Old Notes consists of $970 principal amount of the corresponding series of CPRC Notes and cash consideration of $1.00 per $1,000 principal amount of Old Notes.

All CPRC Notes issued by CPRC and cash consideration paid by CPRC pursuant to these exchange offers will be issued and paid by CPRC (other than the amount of accrued interest on the Old Notes to, but not including, the Settlement Date to be paid by or on behalf of KCS), respectively, as consideration for the acquisition of the Old Notes. No payment will be made for a holder’s consent to the Proposed Amendments (as defined below) to the Old Notes Indentures (as defined below).

Each CPRC Note issued in exchange for an Old Note will have the same interest rate and maturity as the tendered Old Note, as well as the same interest payment dates and substantively the same optional redemption provisions. If you tender your Old Notes in the exchange offers, an amount will be paid, by or on behalf of KCS, equal to any accrued and unpaid interest up to, but not including, the Settlement Date on the Old Notes which are validly tendered and accepted. The CPRC Notes you receive in exchange for Old Notes will accrue interest from and including the Settlement Date. Subject to the minimum denominations as described herein, the principal amount of each CPRC Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and CPRC will pay a cash amount equal to the difference between the principal amount of the CPRC Notes to which you would otherwise be entitled and the principal amount of the CPRC Notes actually issued. The exchange offers will expire at 5:00 p.m., New York City time, on April 17, 2023, unless extended by us, in our sole discretion (such date and time as they may be extended, the “Expiration Date”).

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless we are otherwise required by law to permit withdrawal. As of the date of this prospectus, there was $3,097,816,000 aggregate principal amount of outstanding Old Notes.

Concurrently with the exchange offers, we are also soliciting consents from each holder of the Old Notes, on behalf of KCS, upon the terms and conditions set forth in this prospectus, to certain proposed amendments (the “Proposed Amendments”) to each series of Old Notes and the respective Old Notes Indenture, as applicable:

•

the base Indenture, dated December 9, 2015 (“KCS Base Indenture”), among KCS, each of the guarantors party thereto (the “Note Guarantors”) and U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association (the “KCS Trustee”), as relating only to the 3.125% Senior Notes due 2026 (“2026 Old Notes”), the 2.875% Senior Notes due 2029 (“2029 Old Notes”), the 4.300% Senior Notes due 2043 (“2043 Old Notes”), the 4.950% Senior Notes due 2045 (“2045 Old Notes”), the 4.700% Senior Notes due 2048 (“2048 Old Notes”), 3.500% Senior Notes due 2050 (“2050 Old Notes”) and the 4.200% Senior Notes due 2069 (“2069 Old Notes”);

•	the Fifth Supplemental Indenture, dated as of December 9, 2015 (“2043 Old Notes Indenture”), among KCS, the Note Guarantors and the KCS Trustee, relating to the 2043 Old Notes;

•	the Sixth Supplemental Indenture, dated as of December 9, 2015 (“2045 Old Notes Indenture”), among KCS, the Note Guarantors and the KCS Trustee, relating to the 2045 Old Notes;

•	the Seventh Supplemental Indenture, dated as of May 16, 2016 (“2026 Old Notes Indenture”), among KCS, the Note Guarantors and the KCS Trustee, relating to the 2026 Old Notes;

•	the Eighth Supplemental Indenture, dated as of May 3, 2018 (“2048 Old Notes Indenture”), among KCS, the Note Guarantors and the KCS Trustee, relating to the 2048 Old Notes;

•	the Ninth Supplemental Indenture, dated as of November 18, 2019 (“2029 Old Notes Indenture”), among KCS, the Note Guarantors and the KCS Trustee, relating to the 2029 Old Notes;

•	the Tenth Supplemental Indenture, dated as of November 18, 2019 (“2069 Old Notes Indenture”), among KCS, the Note Guarantors and the KCS Trustee, relating to the 2069 Old Notes; and

•	the Eleventh Supplemental Indenture, dated as of April 22, 2020 (“2050 Old Notes Indenture”), among KCS, the Note Guarantors and the KCS Trustee, relating to the 2050 Old Notes;

in each case, as amended by the Twelfth Supplemental Indenture, dated as of December 14, 2021, among Kansas City Southern, KCS (formerly known as Cygnus Merger Sub 1 Corporation), the Note Guarantors and the KCS Trustee, relating to the assumption of the obligations of Kansas City Southern by Cygnus Merger Sub 1 Corporation.

The KCS Base Indenture, 2043 Old Notes Indenture, 2045 Old Notes Indenture, 2026 Old Notes Indenture, 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture are referred to collectively as the “Old Notes Indentures”.

You may not consent to the Proposed Amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable Proposed Amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the Proposed Amendments to the applicable Old Notes Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments”. You may revoke your consent to the Proposed Amendments at any time prior to the Expiration Date by withdrawing the Old Notes you have tendered.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver, of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”. We may, at our option, waive any such conditions, except (1) the condition that, in our reasonable judgment, we are permitted to dissolve the Voting Trust and exercise control of KCS, which we refer to as the “Control Condition”, and (2) the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offers, except the Control Condition, must be satisfied or, where permitted, waived, at or by the Expiration Date. CPRL’s exercise of control of KCS on the Control Date is not conditioned upon the commencement or completion of the exchange offers or consent solicitations.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Assuming the conditions to the exchange offers are satisfied or waived (other than the waiver of the Control Condition and the condition the registration statement on Form F-4 of which this prospectus forms a part has been declared effective by the SEC), we plan to issue the CPRC Notes promptly on or about the second business day following the Expiration Date (the “Settlement Date”). The Old Notes are not, and the CPRC Notes will not be, listed on any securities exchange.

This investment involves risks. Prior to participating in any of the exchange offers and consenting to the Proposed Amendments, please see the section entitled “Risk Factors” beginning on page 22 of this prospectus for a discussion of the risks that you should consider. You also should read and carefully consider the risk factors contained in the documents that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of CPRL, CPRC, KCS, the exchange agent and information agent (each as defined herein), the KCS Trustee, the Trustee (as defined below), the dealer managers or the solicitation agents makes any recommendation as to whether holders of the Old Notes should exchange their notes in the exchange offers or deliver consents to the Proposed Amendments to the Old Notes Indentures.

NOTICE TO CANADIAN RESIDENTS— The CPRC Notes have not been qualified for sale or exchange in Canada under this prospectus. The distribution of the CPRC Notes in exchange for the Old Notes in Canada is being made only on a private placement basis exempt from the requirement that CPRC prepare and file a prospectus with the applicable securities regulatory authorities in Canada. See “Notices to Certain Non-U.S. Holders—Canada”.

NOTICE TO EUROPEAN ECONOMIC AREA INVESTORS— This prospectus has been prepared on the basis that the exchange offers will be made pursuant to an exemption under the Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any such offers. None of the exchange offers contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation. Accordingly, any person making or intending to make any exchange offer within the European Economic Area (the “EEA”) should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer.

For the purposes of this prospectus, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended) and the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the CPRC Notes to be offered so as to enable an investor to decide to purchase or subscribe for the CPRC Notes.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS— The CPRC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the CPRC Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the CPRC Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO UNITED KINGDOM INVESTORS— This prospectus has been prepared on the basis that the exchange offers will be made pursuant to an exemption under the UK Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any such offers. None of the exchange offers contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation. Accordingly, any person making or intending to make any exchange offers within the United Kingdom (the “UK”) should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer.

For the purposes of this prospectus, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) and the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the CPRC Notes to be offered so as to enable an investor to decide to purchase or subscribe for the CPRC Notes.

PROHIBITION OF SALES TO UK RETAIL INVESTORS— The CPRC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA, (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made thereunder to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the CPRC Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the CPRC Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, the communication of this prospectus and any other document or materials relating to the issue of the CPRC Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, such documents and materials are only being distributed to, and are only directed at: (i) persons who are outside the UK; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). In the UK, this prospectus and the CPRC Notes offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the CPRC Notes to which this prospectus and any other document or materials relating to the issue of the CPRC Notes offered hereby relates, will be engaged in only with, Relevant Persons. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

ABOUT THIS PROSPECTUS

As used in this prospectus, unless otherwise specified or unless the context otherwise requires, references to “Canadian Pacific Railway”, “CP” or the “Company” refer to Canadian Pacific Railway Limited and its consolidated subsidiaries, including Canadian Pacific Railway Company. Effective December 14, 2021, the Company completed the acquisition of KCS. However, pending regulatory approval from the STB, we deposited the shares of KCS common stock into the Voting Trust to ensure that KCS operates independently of CP during the regulatory review process. On March 15, 2023, the STB issued a decision approving the CP and KCS joint merger application, subject to certain conditions. The decision authorizes us to exercise control of KCS as early as April 14, 2023. We expect to exercise the authority granted in the STB decision to dissolve the Voting Trust and exercise control of KCS on April 14, 2023. Each of CPRL and CPRC, exclusive of their respective subsidiaries, is referred to as a “registrant”, and together as the “registrants”. With respect to the CPRC Notes, the term “issuer” means CPRC, exclusive of its subsidiaries. With respect to the guarantees, the term “Guarantor” means CPRL, exclusive of its subsidiaries, as guarantor of the CPRC Notes. Unless otherwise specified, currency amounts referenced in this prospectus are in U.S. dollars.

The information contained in this prospectus may be changed. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information or representations. This prospectus constitutes an offer to exchange only the CPRC Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference into this prospectus is current only as of the respective dates of such documents. You should not assume that the information in this prospectus, or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information”.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking information and forward-looking statements (collectively, “forward-looking information”) relating to Canadian Pacific Railway’s operations that are based on our current beliefs as well as assumptions made by and information currently available to us. Forward-looking information typically contains statements with words such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. Forward-looking information in or incorporated by reference into this prospectus includes, but is not limited to, statements with respect to:

•	the Company’s defined benefit pension expectations, expected impacts resulting from changes in the U.S.-to-Canadian dollar exchange rate, and the effective tax rate;

•

the Company’s operations, anticipated financial performance, business prospects and strategies, including statements concerning the anticipation that cash flow from operations and various sources of financing will be sufficient to meet debt repayments and obligations in the foreseeable future and concerning anticipated capital programs;

•	future payments including income taxes;

•	pro forma information relating to CPRL, KCS and the combined company;

•	the combined company’s ability to successfully achieve strategic objectives;

•	characteristics of CPRL and the combined company, including its total debt, scale, competitive position, market reach, share capital, credit ratings, workforce and dividend policy;

•

the effects of the exercise of control of KCS on the combined company, including financial and operational growth opportunities, business prospects, revenues, shareholder returns, cost reductions, cash flows, leverage, enhanced margins and improved operational safety;

•	increased efficiency of the combined company’s operations and the associated safety and environmental benefits;

•	routes and services provided to customers of the combined company;

•	the combined company’s expected access to capital;

•	the Company’s greenhouse gas (“GHG”) emissions targets; and

•	the pending KCS business combination.

The forward-looking information contained in this prospectus and the documents incorporated by reference herein is based on current expectations, estimates, projections and assumptions, having regard to our experience and perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to:

•	the dissolution of the Voting Trust and CPRL’s exercise of control of KCS on the Control Date;

•	the integration of the respective businesses of CPRL and KCS and the effects and costs of such integration;

•	North American and global economic growth;

•	commodity demand growth;

•	sustainable industrial and agricultural production;

•	commodity prices and interest rates;

•	foreign exchange rates;

•	effective tax rates;

•	performance of the combined company’s assets and equipment;

•	sufficiency of CPRL’s budgeted capital expenditures in carrying out CPRL’s business plan;

•	the combined company’s expected access to sufficient capital to pursue any development plans associated with full ownership of KCS;

•	geopolitical conditions;

•	applicable laws, regulations and government policies;

•	the availability and cost of labour, services and infrastructure;

•	the satisfaction by third parties of their obligations to CPRL and the combined company; and

•	the anticipated impacts of the COVID-19 pandemic on the Company’s business, operating results, cash flows and/or financial condition of CPRL and the combined company.

Although we believe the expectations, estimates, projections and assumptions reflected in the forward-looking information contained in this prospectus are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

With respect to the pending KCS business combination, we can provide no assurance when or if the combination will be completed. On March 15, 2023, the STB issued a decision approving the CP and KCS joint merger application, subject to certain conditions. The decision authorizes us to exercise control of KCS as early as April 14, 2023. We expect to exercise the authority granted in the STB decision to dissolve the Voting Trust and exercise control of KCS on April 14, 2023. However, there can be no guarantee of the successful integration of KCS or that the combined company will realize the anticipated benefits of the business combination, whether financial, strategic or otherwise, and this may be exacerbated by changes to the economic, political and global environment in which the merged company will operate.

Our GHG emissions targets are subject to a number of inherent risks, assumptions and uncertainties that include, but are not limited to, changes in carbon markets, evolving sustainability strategies and scientific or technological developments. Additionally, although our data underlying GHG emissions estimates have been internally vetted using accepted and relevant scientific and technical methodologies, historical performance data may become outdated due to a variety of factors, including improvement in our data collection and measuring systems, activities such as joint ventures, mergers and acquisitions or divestitures, and industry-driven changes to methodologies. As a result of these and other factors, we may not achieve our stated targets.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, forward-looking information involves numerous inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors:

•	the timing of the Control Date;

•	the realization of anticipated benefits and synergies of the exercise of control and the timing thereof;

•	the success of integration plans;

•	changes in business strategies;

•	general North American and global economic, credit and business conditions;

•	risks associated with agricultural production such as weather conditions and insect populations;

•	the availability and price of energy commodities;

•	the effects of competition and pricing pressures;

•	industry capacity;

•	shifts in market demand;

•	changes in commodity prices;

•	uncertainty surrounding timing and volumes of commodities being shipped via CPRL and KCS;

•	inflation;

•	geopolitical instability;

•	changes in laws, regulations and government policies, including regulation of rates;

•	changes in taxes and tax rates;

•	potential increases in maintenance and operating costs;

•	changes in fuel prices;

•	uncertainties of investigations, proceedings or other types of claims and litigation;

•	labour disputes;

•	risks and liabilities arising from derailments;

•	transportation of dangerous goods;

•	timing of completion of capital and maintenance projects;

•	currency and interest rate fluctuations;

•	effects of changes in market conditions and discount rates on the financial position of pension plans and investments;

•	trade restrictions or other changes to international trade arrangements;

•	climate change;

•

the adverse impact of any termination or revocation by the Mexican government of the 50-year concession (the “Concession Title”) to Kansas City Southern de México, S.A. de C.V. (“KCSM”), through which KCSM operates a key commercial corridor of the Mexican railroad system;

•

various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and

•

the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

The foregoing list of factors is not exhaustive and is made as of the date hereof. There are more specific factors that could cause actual results to differ materially from those described in the forward-looking statements contained in this prospectus. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on forward-looking information cannot be determined with certainty.

Except as required by law, we undertake no obligation to update publicly or otherwise revise any forward-looking information contained in this prospectus, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise. All forward-looking information in this prospectus is expressly qualified in its entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

Canadian Pacific Railway Company is a wholly-owned subsidiary of CPRL, a publicly traded corporation whose common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”). Pursuant to decisions of the applicable Canadian securities regulatory authorities, CPRC is not subject to most Canadian continuous disclosure requirements provided that CPRL complies with its continuous disclosure requirements. CPRC remains responsible for filing material change reports upon the occurrence of a material change in its affairs which is not also a material change in the affairs of CPRL.

CPRL is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. CPRL qualifies as a foreign private issuer for purposes of the Exchange Act. Although as a foreign private issuer CPRL is no longer required to do so, CPRL currently continues to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC instead of filing the reporting forms available to foreign private issuers. CPRL’s filings are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

You may also access the SEC filings and obtain other information about CPRL through the websites maintained by CPRL at www.investor.cpr.ca. The information contained in or accessible through this website is not incorporated by reference into, or in any way part of, this prospectus. You should not rely on such information in deciding whether to participate in the exchange offers and consent solicitations unless such information is in this prospectus or has been incorporated by reference into this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

This prospectus incorporates by reference the documents listed below that CPRL has previously filed with the SEC. They contain important information about the Company and its financial condition. The following documents, which were filed by CPRL with the SEC, are incorporated by reference into this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

CPRL Filings with the SEC (File No. 001-01342)	Period and/or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2022, filed on February 24, 2023 (including the audited financial statements of KCS, attached as Exhibit 99.1 thereto)

Annual Report on Form 10-K/A	Year ended December 31, 2021, filed on April 29, 2022, which will be superseded by the information included in Part III of our Annual Report on Form 10-K/A for the year ended December 31, 2022, when filed before the registration statement of which this prospectus forms a part is declared effective

Current Reports on Form 8-K	Filed January 31, 2023 (relating to CPRL’s quarterly dividend), February 14, 2023, February 23, 2023, February 27, 2023, March 2, 2023, March 6, 2023, March 8, 2023, March 15, 2023, March 17, 2023 and March 20, 2023

v

All documents filed by CPRL under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering will also be deemed to be incorporated into this prospectus by reference other than the portions of those documents not deemed to be filed. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding any information furnished therein, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K under the Exchange Act), and proxy statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may also obtain copies of any document incorporated in this prospectus, without charge, by requesting them in writing or calling us at the following address and telephone number:

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta, T2C 4X9

Attention: Office of the Corporate Secretary

Telephone: +1 (403)-319-7000

In addition, you may obtain copies of any document incorporated into this prospectus, without charge, by visiting SEC’s website at www.sec.gov or by visiting CPRL’s website at www.investor.cpr.ca. The information contained in or accessible through this website is not incorporated by reference into, or in any way part of, this prospectus.

If you would like to request documents, please do so by March 24, 2023 (which is five business days before the Early Participation Date) or April 10, 2023 (which is five business days before the Expiration Date) to receive them before the Early Participation Date or Expiration Date, respectively. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

We have not authorized anyone to give any information or make any representation about the exchange offers, the consent solicitations or CPRC and CPRL that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this prospectus by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies, and neither the mailing of this prospectus to holders of the Old Notes nor the issuance of the CPRC Notes in the exchange offers should create any implication to the contrary.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that might be important to you. We urge you to read carefully the remainder of this prospectus, including the attached annexes, the documents incorporated by reference into this prospectus and the other documents to which we have referred you. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” on page v. Page references in this summary direct you to a more complete description of the topics presented in this summary.

Information about CPRL and CPRC

CPRL, together with its subsidiaries, owns and operates a transcontinental freight railway in Canada and the United States. CP provides rail and intermodal transportation services over a network of approximately 13,000 miles, directly serving the principal business centres of Canada from Montréal, Québec, to Vancouver, British Columbia, and the U.S. Northeast and Midwest regions. CP’s railway network feeds directly into the U.S. Midwest from the East and West coasts. Agreements with other carriers extend CP’s market reach in Canada, through the United States and into Mexico. CP transports bulk commodities, merchandise freight and intermodal traffic.

CPRL was incorporated on June 22, 2001, under the Canada Business Corporations Act, and controls and owns all of the common shares of Canadian Pacific Railway Company (“CPRC”), which was incorporated in 1881 by Letters Patent pursuant to an Act of the Parliament of Canada. Our registered, executive and corporate head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, Canada. CPRL common shares are listed on the NYSE and the TSX under the symbol “CP”.

Immediately following the Control Date, CPRL intends to change its name to Canadian Pacific Kansas City Limited. For certainty, the legal name of CPRL’s wholly-owned subsidiary and the issuer of the notes registered hereby, CPRC, will not change.

Additional information about CPRL can be found on its website at www.cpr.ca. The information contained in, or that can be accessed through, CPRL’s website is not intended to be incorporated into this prospectus. For additional information about CPRL, see the section entitled “Where You Can Find More Information” on page v.

Questions and Answers about the Exchange Offers and Consent Solicitations (page 32)

Q:	Why is CPRC making the exchange offers and consent solicitations?

A:

We are conducting the exchange offers to simplify our capital structure following the completion of our exercise of control over KCS on the Control Date, and to give existing holders of Old Notes the option to obtain debt securities issued by CPRC and guaranteed by CPRL, which will rank pari passu with CPRC’s other unsecured and unsubordinated debt securities. CPRL’s guarantee will rank pari passu with CPRL’s other unsecured and unsubordinated indebtedness for borrowed money and related guarantees. We are commencing the exchange offers prior to exercising control over KCS in order to achieve these benefits as soon as practicable after the Control Date.

We are conducting the consent solicitations to modify or eliminate certain reporting requirements, restrictive covenants and Events of Default in the Old Notes Indentures and ease administration of the Company’s indebtedness.

Q:	What will I receive if I tender my Old Notes in the exchange offers and consent solicitations?

A:

Subject to the conditions described in this prospectus, each Old Note that is validly tendered prior to the Expiration Date, and not validly withdrawn, will be eligible to receive a CPRC Note of the applicable series (as designated in the table below), which will have the same interest rate and maturity as the tendered Old Note, as well as the same interest payment dates and substantively the same optional redemption provisions as the tendered Old Note.

Title of Series of Old Notes Issued by KCS to be Exchanged	Title of Series of CPRC Notes to be Issued by CPRC
3.125% Senior Notes due 2026	3.125% Notes due 2026 (the “2026 CPRC Notes”)
2.875% Senior Notes due 2029	2.875% Notes due 2029 (the “2029 CPRC Notes”)
4.300% Senior Notes due 2043	4.300% Notes due 2043 (the “2043 CPRC Notes”)
4.950% Senior Notes due 2045	4.950% Notes due 2045 (the “2045 CPRC Notes”)
4.700% Senior Notes due 2048	4.700% Notes due 2048 (the “2048 CPRC Notes”)
3.500% Senior Notes due 2050	3.500% Notes due 2050 (the “2050 CPRC Notes”)
4.200% Senior Notes due 2069	4.200% Notes due 2069 (the “2069 CPRC Notes”)

Specifically, (a) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders of such Old Notes will receive the Total Consideration, which consists of $1,000 principal amount of CPRC Notes (including the Early Participation Premium, which consists of $30 principal amount of CPRC Notes) and cash consideration of $1.00, and (b) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders of such Old Notes will receive only the Exchange Consideration, which consists of $970 principal amount of CPRC Notes and cash consideration of $1.00.

The CPRC Notes will be issued under and governed by the terms of a base indenture (the “CPRC Base Indenture”), dated as of September 11, 2015, by and among CPRC, as issuer, CPRL, as guarantor and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”) and the Sixth Supplemental Indenture, to be dated as of the Settlement Date (the “CPRC Notes Supplemental Indenture” and together with the CPRC Base Indenture, the “CPRC Indenture”), as described under “Description of the CPRC Notes and Guarantee”.

The CPRC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the CPRC Notes and Guarantee—General”. We will not accept tenders of Old Notes if such tender would result in the issuance of less than the minimum denomination of $2,000 principal amount of CPRC Notes with respect to such tender. If we would be required to issue a CPRC Note in a denomination other than $2,000 or an integral multiple of $1,000 in excess thereof, we will, in lieu of such issuance, issue to such holder a CPRC Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $2,000 and whole multiples of $1,000 thereafter; and pay a cash amount equal to the difference between (i) the principal amount of the CPRC Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the CPRC Note actually issued in accordance with this paragraph; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by The Depository Trust Company (“DTC”) to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will CPRL or CPRC be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

In addition to the Total Consideration or the Exchange Consideration, as applicable, if you tender your Old Notes in the exchange offers, an amount will be paid, by or on behalf of KCS, equal to any accrued and unpaid interest up to, but not including, the Settlement Date on the Old Notes which are validly tendered and accepted. The CPRC Notes you receive in exchange for Old Notes will accrue interest from and including the Settlement Date.

You may not consent to the Proposed Amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable Proposed Amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the Proposed Amendments to the applicable Old Notes Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments”. You may revoke your consent to the Proposed Amendments at any time prior to the Expiration Date by withdrawing the Old Notes you have tendered.

Only holders of the Old Notes located or resident in any Member State of the EEA which are (x) qualified investors as defined in Article 2 of the Prospectus Regulation and (y) not retail investors will be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Only holders of the Old Notes located or resident in the UK which are (x) qualified investors as defined in Article 2 of the UK Prospectus Regulation, (y) not retail investors and (z) Relevant Persons will be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Q:	Will I receive any accrued and unpaid interest on my Old Notes tendered for exchange in the exchange offers?

A:

Yes, all holders whose Old Notes are exchanged in the exchange offers will receive an amount, paid by or on behalf of KCS, equal to accrued and unpaid interest on such Old Notes, in cash, from the last applicable interest payment date to, but not including, the Settlement Date. During the pendency of the exchange offers, holders of Old Notes as of the applicable record date for any interest payment will be entitled to receive that interest payment whether or not their Old Notes were tendered as of the applicable interest payment date; provided that, for the avoidance of doubt, any such accrued interest paid in the ordinary course will reduce the amount paid, by or on behalf of KCS, equal to any accrued and unpaid interest on the Settlement Date.

Q:	What are the Proposed Amendments to the Old Notes Indentures?

A:

The Proposed Amendments will, among other things, modify or eliminate certain reporting requirements, restrictive covenants and Events of Default in the Old Notes Indentures applicable to the respective series of Old Notes.

Assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived (other than the waiver of the Control Condition and the condition the registration statement on Form F-4 of which this prospectus forms a part has been declared effective by the SEC) by the Expiration Date, as applicable, the Proposed Amendments to the Old Notes Indentures would, among other things:

•

eliminate the covenants in the KCS Base Indenture requiring KCS to deliver to the KCS Trustee a notice of an event of default and a statement as to compliance after the end of each fiscal year (except as required by the Trust Indenture Act) with respect to the Old Notes;

•

eliminate the reporting requirements of the Old Notes Indentures (except to the extent KCS is required to comply with the reporting requirements under the provisions of Section 314(a) of the Trust Indenture Act);

•	eliminate the covenant regarding limitation on liens in Old Notes Indentures;

•	eliminate the change of control provisions in Old Notes Indentures;

•	eliminate the additional guarantors obligation in Old Notes Indentures;

•

modify the covenants restricting KCS from consolidating, merging, conveying or transferring assets with respect to the Old Notes by (i) eliminating the applicability of this covenant to guarantors under the KCS Base Indenture, (ii) removing any restrictions on KCS’s conveying or transferring its properties and assets substantially as an entirety to any Person and (iii) requiring only, as a condition to consolidate or merge with or into another Person, that the Person formed by or surviving a consolidation or merger (if other than KCS) assumes all the obligations of KCS pursuant to a supplemental indenture in form reasonably satisfactory to the KCS Trustee, under the corresponding Old Notes and Old Notes Indentures;

•

modify the Events of Default provision in the KCS Base Indenture with respect to the Old Notes by eliminating non-payment, bankruptcy and termination of KCSM’s rights under the Concession Title Events of Default; and

•

modify the Defaults and Remedies provision in each applicable U.S. Global Security (as defined in the KCS Base Indenture) by eliminating non-payment, bankruptcy and termination of KCSM’s rights under the Concession Title Events of Default.

The Proposed Amendments would also amend the Old Notes Indentures, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the Old Notes Indentures, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents (as defined in “The Proposed Amendments” below) for a given series of Old Notes must be received at or by the Expiration Date in order for the applicable terms of such Old Notes and the Old Notes Indentures to be amended (which we refer to as the Requisite Consent Condition). If the Requisite Consent Condition is not satisfied, the Proposed Amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

The deletion or modification of the restrictive covenants contemplated by the Proposed Amendments would, among other things, permit KCS to take actions that could be adverse to the interests of the holders of the outstanding Old Notes. See “Description of the Differences between the CPRC Notes and the Old Notes”, “The Exchange Offers and Consent Solicitations”, “The Proposed Amendments” and “Description of the CPRC Notes and Guarantee”.

Q:	What are the consequences of not participating in the exchange offers and consent solicitations prior to the Early Participation Date?

A:

Holders that fail to validly tender their Old Notes prior to the Early Participation Date but who do so prior to the Expiration Date and do not validly withdraw their Old Notes before the Expiration Date will receive the Exchange Consideration, which consists of $970 principal amount of CPRC Notes and cash consideration of $1.00, in each case per $1,000 of Old Notes tendered, but the amount payable by CPRC for the Old Notes will not include the Early Participation Premium, which would otherwise consist of an additional $30 principal amount of CPRC Notes per $1,000 of Old Notes tendered. If you validly tender Old Notes prior to the Early Participation Date, you may validly withdraw your tender any time before the Expiration Date, but you will not be eligible to receive the Early Participation Premium unless you validly re-tender before the Early Participation Date.

Following the Expiration Date, it is anticipated that KCS and the KCS Trustee will execute a Thirteenth Supplemental Indenture with respect to each affected series of Old Notes that will effectuate the Proposed Amendments to the applicable Old Notes Indenture with effect from the Settlement Date.

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all?

A:

If you do not exchange your Old Notes for CPRC Notes in the exchange offers, you will not receive the benefit of having CPRC as the obligor and CPRL as a guarantor of your notes. In addition, if the Requisite Consents applicable to a series of Old Notes are obtained (and the Proposed Amendments to such series of Old Notes become effective), such amendments will apply to all Old Notes of such series that are not exchanged in the applicable exchange offer, even though the remaining holders of such Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the Proposed Amendments. If the Proposed Amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes.

Additionally, the trading market for any remaining Old Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Old Notes more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations—If the Proposed Amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the remaining holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes” and “Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations—The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offers is unclear”.

Q:	What are the consequences for the Old Notes arising from the occurrence of the Control Date, whether or not the exchange offers and consent solicitations are completed?

A:

Following the Control Date, we expect that the Credit Agreement, dated December 9, 2015, among KCS, the guarantors described therein, lenders thereunder and the other parties thereto (the “KCS Credit Agreement”) will be terminated, regardless of whether the exchange offers and consent solicitations are completed. The Old Notes Indentures provide that any guarantor of the Old Notes will be automatically released from its obligations under the applicable guarantee if KCS certifies to the KCS Trustee that such guarantor’s guarantee of the KCS Credit Agreement or under the other indebtedness that triggered such guarantor’s guarantee of the Old Notes have been released. We expect that condition to be satisfied after the Control Date as a result of the termination of the KCS Credit Agreement, and that holders of the Old Notes will lose the additional credit support provided by any guarantees of any guarantor of the Old Notes.

Q:	How do the Old Notes differ from the CPRC Notes to be issued in the exchange offers?

A:

The Old Notes are the obligations solely of KCS, as currently guaranteed by certain subsidiaries of KCS, and are governed by the applicable Old Notes Indenture. However, as described above, the current guarantees by certain subsidiaries of KCS are expected to be released when the KCS Credit Agreement is terminated following the Control Date. The CPRC Notes will be the obligations of CPRC, as guaranteed by CPRL, and will be governed by the CPRC Indenture. See “Description of the Differences between the CPRC Notes and the Old Notes”.

Q:	What is the ranking of the CPRC Notes?

A:

The CPRC Notes will be unsecured and unsubordinated obligations of CPRC and will rank equally with all other unsecured and unsubordinated indebtedness of CPRC issued from time to time. Each CPRC note will be fully and unconditionally guaranteed by CPRL. CPRL’s guarantee will rank pari passu with CPRL’s other unsecured and unsubordinated indebtedness for borrowed money. As of December 31, 2022, CPRC had approximately $14,449 million principal amount in indebtedness that would have been pari passu with the CPRC Notes and no material secured indebtedness.

The CPRC Notes offered will be structurally subordinated to all existing and future obligations of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. See “Risk Factors—Risks Related to the CPRC Notes—The CPRC Notes will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the CPRC Notes would have any claims to those assets”.

Q:	What consents are required to effect the Proposed Amendments to the Old Notes Indentures and consummate the exchange offers?

A:

In order for the Proposed Amendments to an Old Notes Indenture to become effective with respect to a series of Old Notes, the Requisite Consents with respect to such series of Old Notes must be received prior to the Expiration Date. The Requisite Consents are set forth in the table beginning on page 64 of this prospectus.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the Proposed Amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

Q:	May I tender Old Notes in the exchange offers without delivering a consent in the consent solicitations?

A:

No. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the Proposed Amendments to the Old Notes Indentures with respect to that specific series, as further described under “The Proposed Amendments”. You may not tender your Old Notes for exchange without consenting to the applicable Proposed Amendments.

Q:	May I deliver a consent in the consent solicitations without tendering my Old Notes in the exchange offers?

A:	No. You may not consent to the Proposed Amendments to the applicable Old Notes Indenture and the Old Notes without tendering your Old Notes in the applicable exchange offer.

Q:	Can I revoke my consent to the Proposed Amendments to the Old Notes Indentures without withdrawing my Old Notes?

A:	No. You may revoke your consent to the Proposed Amendments only by withdrawing the related Old Notes you have tendered.

Q:	What are the conditions to the exchange offers and consent solicitations?

A:

The consummation of each exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”, including, among other things, the Control Condition, the Requisite Consent Condition and the condition that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective by the SEC. We may, at our option waive any such conditions, except the Control Condition and the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers, except the Control Condition, must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”.

Q:	Can the Old Notes be traded during the period between the Expiration Date and the Settlement Date?

A:

No, the Old Notes tendered into the exchange may not be traded during the period between the Expiration Date and the Settlement Date. However, any Old Notes not tendered would continue to be tradeable at the holder’s discretion, although such Old Notes would likely be subject to significantly reduced liquidity.

Q:	What happens if the Control Condition is not satisfied on or after the Expiration Date?

A:

After the Expiration Date, holders of the Old Notes participating in the exchange offers will not be permitted to withdraw their tender of the Old Notes even if all conditions (other than the Control Condition) have been satisfied. On March 15, 2023, the STB issued a decision approving the CP and KCS joint merger application, subject to certain conditions. The decision authorizes us to exercise control of KCS as early as April 14, 2023. We expect to exercise the authority granted in the STB decision to dissolve the Voting Trust and exercise control of KCS on April 14, 2023, but there can be no assurance that this will occur. It may be several weeks after the scheduled Expiration Date before we exercise control of KCS and it is possible that we may never exercise control of KCS. After the Expiration Date, if we withdraw or terminate the exchange offers, then Old Notes tendered pursuant to the exchange offers will be returned without expense to tendering holders.

Even if the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. If the exchange offers are not completed or are delayed, the respective market prices of any or all of the series of Old Notes in such exchange offers may decline to the extent that the respective current market prices reflect an assumption that such exchange offers have been or will be completed. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their CPRC Notes and the cash consideration and participating holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange unless they are validly withdrawn before the Expiration Date.

Q:	Will CPRC accept all tenders of Old Notes?

A:

Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers, CPRC will accept for exchange any and all Old Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date; provided that the tender of Old Notes (and corresponding consents thereto) will only be accepted if such tender would result in the principal amount of CPRC Notes being issued in minimum denominations of $2,000 and whole multiples of $1,000 thereafter.

Q:	What will CPRC do with the Old Notes accepted for exchange in the exchange offers?

A:

The Old Notes tendered in connection with the exchange offers and accepted for exchange will be cancelled shortly after the completion of the exchange offers following the completion of certain internal transactions.

Q:	When will CPRC issue the CPRC Notes and pay the cash consideration?

A:

Assuming the conditions to the exchange offers are satisfied or waived (other than the waiver of the Control Condition and the condition the registration statement on Form F-4 of which this prospectus forms a part has been declared effective by the SEC), CPRC will issue the CPRC Notes as global notes in book-entry form and pay the cash consideration on the Settlement Date, which is expected to be promptly on or about the second business day following the Expiration Date.

Q:	When will the Proposed Amendments to the Old Notes Indentures become effective?

A:

We expect that a Thirteenth Supplemental Indenture for the Proposed Amendments to the Old Notes Indentures will be duly executed and delivered by KCS and the KCS Trustee following the Expiration Date. The Proposed Amendments contained therein will become effective from the Settlement Date.

Q:	Can I withdraw after I tender my Old Notes and deliver my consent?

A:

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn (and the related consents to the Proposed Amendments revoked as a result) at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CPRC is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Old Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents”.

Q:	When will the exchange offers expire?

A:

Each exchange offer will expire at 5:00 p.m., New York City time, on April 17, 2023, unless we extend the applicable exchange offer, in which case the Expiration Date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments”.

Q:

How do I exchange my Old Notes if I am a beneficial owner of Old Notes held in certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Old Notes for me?

A:

Currently, all of the Old Notes are global notes in book-entry form and can only be tendered by following the procedures described under “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes—Old Notes Held with DTC by a DTC Participant”. However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers and consent solicitations a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender Old Notes on your behalf on or prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offers and consent solicitations.

Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

If any Old Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the exchange offers and consent solicitations, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes—Old Notes Held Through a Nominee by a Beneficial Owner”.

There is no letter of transmittal in connection with the exchange offers.

No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations.

Q:	Will I have to pay any fees or commissions if I tender my Old Notes for exchange in the exchange offers?

A:

You will not be required to pay any fees or commissions to CPRL, CPRC, KCS, the dealer managers, the solicitation agents, the exchange agent or the information agent in connection with the exchange offers. If your Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Old Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Will the CPRC Notes be listed on an exchange?

A:	The CPRC Notes will not be listed on any securities exchange. We cannot assure you of the development or liquidity of any market for the CPRC Notes.

Q:	Is any recommendation being made with respect to the exchange offers and consent solicitations?

A:

None of CPRL, CPRC, KCS, the dealer managers, the solicitation agents, the exchange agent, the information agent or the KCS Trustee or the Trustee, or any other person is making any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes (and in so doing, consent to the adoption of the Proposed Amendments to the Old Notes Indentures and the Old Notes), and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the exchange offers or the consent solicitations for the Old Notes should be directed to the following dealer managers and solicitation agents:

BofA Securities, Inc. 620 South Tryon Street, 20th Floor Charlotte, NC 28255 Toll Free: (888) 292-0070 Collect: (980) 387-3907 Email: debt_advisory@bofa.com Attention: Liability Management

Citigroup Global Markets Inc.

388 Greenwich Street, Trading 4th Floor

New York, NY 10013

Toll Free: (800) 558-3745

Collect: (212) 723-6106

Email: ny.liabilitymanagement@citi.com

Attention: Liability Management Group

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, NY 10036 Toll Free: (800) 624-1808 Collect: (212) 761-1057 Email: debt_advisory@morganstanley.com Attention: Debt Advisory Group

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Toll Free: (866) 309-6316

Collect: (704) 410-4759

Email: liabilitymanagement@wellsfargo.com

Attention: Liability Management Group

Questions concerning tender procedures for the Old Notes and requests for additional copies of this prospectus should be directed to the following exchange agent and information agent:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

Attention: Corporate Actions

Bank and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (855) 654-2015

contact@gbsc-usa.com

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information”.

No Appraisal or Dissenter Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the Old Notes Indentures and the Old Notes, or under the terms of the Old Notes Indentures in connection with the exchange offers and consent solicitations. See “The Exchange Offers and Consent Solicitations—Absence of Dissenters’ Rights”.

Risk Factors

An investment in the CPRC Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 22.

The Exchange Offers and Consent Solicitations (page 32)

The following is a brief summary of some of the terms of the exchange offers and consent solicitations and is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. For a more complete description of the terms of the exchange offers and consent solicitations, see “The Exchange Offers and Consent Solicitations”.

Offeror	Canadian Pacific Railway Company.

The Exchange Offers	Upon the terms and subject to the conditions set forth in this prospectus, CPRC is offering to exchange any and all outstanding Old Notes of each series listed on the front cover of this prospectus for (i) newly issued CPRC Notes of a series with the same interest rates, interest payment dates, maturity dates and substantively the same redemption provisions as the corresponding series of Old Notes and (ii) cash. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations”.

Exchange Offers Independent of One Another	Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations. We reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

The Consent Solicitations	CPRC is soliciting consents to the Proposed Amendments of the Old Notes Indentures from holders of the Old Notes, on behalf of KCS and upon the terms and conditions set forth in this prospectus. You may not tender your Old Notes for exchange without delivering a consent to the Proposed Amendments of the Old Notes Indenture under which the respective series of Old Notes was issued and you may not deliver consents in the consent solicitations with respect to your Old Notes without tendering such Old Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations”.

The Proposed Amendments	The Proposed Amendments, if effected, will, among other things, cause the Old Notes and the Old Notes Indentures to have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes.

Requisite Consents	Each exchange offer is conditioned upon the receipt of the Requisite Consents applicable to the related series of Old Notes, as well as the satisfaction or the waiver of the Requisite Consent Condition. The Requisite Consents are set forth in the table beginning on page 64 of this prospectus.

See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations”.

Procedures for Participation in the Exchange Offers and Consent Solicitations	If you wish to participate in any exchange offer and consent solicitation, you must cause the book-entry transfer of your Old Notes to the exchange agent’s account at DTC and the exchange agent must receive a confirmation of book-entry transfer and an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”).

See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes”.

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your Old Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and consent solicitations.

Total Consideration; Early Participation Premium prior to the Early Participation Date	In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to the Early Participation Date and not validly withdrawn (and subject to the applicable minimum denominations), holders of such Old Notes will receive the Total Consideration, which consists of $1,000 principal amount of CPRC Notes and cash consideration of $1.00. In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders of such Old Notes will receive only the Exchange Consideration, which equals the Total Consideration less the Early Participation Premium of $30 principal amount of CPRC Notes and so consists of $970 principal amount of CPRC Notes and cash consideration of $1.00.

Only holders of the Old Notes located or resident in any Member State of the EEA which are (x) qualified investors as defined in Article 2 of the Prospectus Regulation and (y) not retail investors will be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Only holders of the Old Notes located or resident in the UK which are (x) qualified investors as defined in Article 2 of the UK Prospectus Regulation, (y) not retail investors and (z) Relevant Persons will be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Accrued and Unpaid Interest	In addition to the Total Consideration and the Exchange Consideration, as applicable, if you tender your Old Notes in the exchange offers, an amount will be paid, by or on behalf of KCS, equal to any accrued and unpaid interest up to, but not including, the Settlement Date on the Old Notes which are validly tendered and accepted. The CPRC Notes you receive in exchange for Old Notes will accrue interest from and including the Settlement Date.

Early Participation Date	5:00 p.m., New York City time, on March 31, 2023, or a later date and time to which we extend it with respect to one or more series of Old Notes.

Expiration Date	Each of the exchange offers and consent solicitations will expire at 5:00 p.m., New York City time, on April 17, 2023, or a later date and time to which we extend such expiration with respect to one or more series of Old Notes.

Settlement Date	Assuming the conditions to the exchange offers are satisfied or waived (other than the waiver of the Control Condition), the Settlement Date is expected to be the second business day following the Expiration Date.

Withdrawal and Revocation	Tenders of Old Notes in connection with any of the exchange offers may be withdrawn (and related consents to the Proposed Amendments revoked as a result) at any time prior to the Expiration Date of the applicable exchange offer.

Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CPRC is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Old Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents”.

Conditions	The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”, including, among other things, (i) the Control Condition, (ii) the Requisite Consent Condition and (iii) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. We may, at our option, waive any such conditions, except the Control Condition and the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers, except the Control Condition, must be satisfied or, where permitted, waived, at or by the Expiration Date.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the Proposed Amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”.

Acceptance of Old Notes and Consents and Delivery of CPRC Notes	You may not consent to the Proposed Amendments to the applicable Old Notes Indenture without tendering your Old Notes in the applicable exchange offer, and you may not tender your Old Notes for exchange without consenting to the applicable Proposed Amendments.

Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers and consent solicitations, CPRC will accept for exchange any and all Old Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; provided, that we will only accept tenders of Old Notes (and corresponding consents thereto) if such tender would result in the principal amount of CPRC Notes being issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; likewise, because the act of validly tendering Old Notes will also constitute the valid delivery of consents to the Proposed Amendments to the Old Notes Indenture with respect to the series of Old Notes so tendered, on behalf of KCS, CPRC will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. The CPRC Notes issued pursuant to the exchange offers will be issued and delivered, and the cash amounts payable (including an amount equal to accrued interest on the Old Notes to be paid by or on behalf of KCS) will be delivered, through the facilities of DTC promptly on the Settlement Date. We will return to you any Old Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations—Acceptance of Old Notes for Exchange; CPRC Notes; Effectiveness of Proposed Amendments”.

Material U.S. Federal Income Tax Consequences	Holders should consider the U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you. See “Material U.S. Federal Income Tax Consequences”.

Material Canadian Federal Income Tax Considerations	Holders should consider the Canadian federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you. See “Material Canadian Federal Income Tax Considerations”.

Consequences of Not Exchanging Old Notes for CPRC Notes	If you do not exchange your Old Notes for CPRC Notes in the exchange offers, you will not receive the benefit of having CPRC as the obligor and CPRL as a guarantor of your notes. In addition, if the Requisite Consents applicable to a series of Old Notes are obtained (and the Proposed Amendments to such series of Old Notes become effective), such amendments will apply to all Old Notes of such series that are not exchanged in the applicable exchange offer, even though the remaining holders of such Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the Proposed Amendments. If the Proposed Amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes.

Following the Control Date, we expect that the KCS Credit Agreement will be terminated, regardless of whether the exchange offers and consent solicitations are completed. The Old Notes Indentures provide that any guarantor of the Old Notes will be automatically released from its obligations under the applicable guarantee if KCS certifies to the KCS Trustee that such guarantor’s guarantee of the KCS Credit Agreement or under the other indebtedness that triggered such guarantor’s guarantee of the Old Notes have been released. We expect that condition to be satisfied after the Control Date as a result of the termination of the KCS Credit Agreement, and that holders of the Old Notes will lose the additional credit support provided by any guarantees of any guarantor of the Old Notes.

Additionally, the trading market for any remaining Old Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Old Notes more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations”.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the CPRC Notes in connection with the exchange offers. In exchange for issuing the CPRC Notes and paying the cash consideration, CPRC will acquire the Old Notes. In addition, an amount will be paid by or on behalf of KCS equal to the accrued and unpaid interest on the Old Notes validly tendered and accepted for exchange. The Old Notes tendered in connection with the exchange offers and accepted for exchange will be cancelled shortly after the completion of the exchange offers following the completion of certain internal transactions.

Exchange Agent, Information Agent, Dealer Managers and Solicitation Agents	Global Bondholder Services Corporation (“GBSC”) is serving as the exchange agent and information agent for the exchange offers and consent solicitations for the Old Notes (the “exchange agent” and the “information agent”).

BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are serving as the dealer managers for the exchange offers for Old Notes and the solicitation agents with regards to the consent solicitations.

The address and telephone numbers of the dealer managers, the solicitation agents, the information agent and the exchange agent are set forth on the back cover of this prospectus.

The Company has other business relationships with the dealer managers and the solicitation agents, as described in “The Exchange Offers and Consent Solicitations—Dealer Managers and Solicitation Agents”.

No Recommendation

None of CPRL, CPRC, KCS, the dealer managers, the solicitation agents, the exchange agent, the information agent or the KCS Trustee or the Trustee, or any other person is making any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes (and in so doing, consent to the adoption of the Proposed Amendments to the Old Notes Indentures and the Old Notes), and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 22 of this prospectus.

Further Information	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers and the solicitation agents at the addresses and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information”.

The CPRC Notes (page 67)

The following is a brief summary of some of the terms of this offering and is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. For a more complete description of the terms of the CPRC Notes, see “Description of the CPRC Notes and Guarantee”.

Issuer	Canadian Pacific Railway Company.

Securities Offered	We are offering up to $3,097,816,000 aggregate principal amount at maturity of CPRC Notes of the following series:

Title of CPRC Notes
	1.	$250,000,000 aggregate principal amount of 3.125% Notes due 2026
	2.	$425,000,000 aggregate principal amount of 2.875% Notes due 2029
	3.	$448,651,000 aggregate principal amount of 4.300% Notes due 2043
	4.	$499,165,000 aggregate principal amount of 4.950% Notes due 2045
	5.	$500,000,000 aggregate principal amount of 4.700% Notes due 2048
	6.	$550,000,000 aggregate principal amount of 3.500% Notes due 2050
	7.	$425,000,000 aggregate principal amount of 4.200% Notes due 2069

Interest Rates; Interest Payment Dates; Maturity Dates

Each series of CPRC Notes will have the same interest rates, interest payment dates and maturity dates and substantively the same optional redemption provisions as the corresponding series of Old Notes for which they are being offered in exchange.

	Interest Rates and Maturity Dates	Interest Payment Dates
	3.125% Notes due June 1, 2026	June 1 and December 1
	2.875% Notes due November 15, 2029	May 15 and November 15
	4.300% Notes due May 15, 2043	May 15 and November 15
	4.950% Notes due August 15, 2045	February 15 and August 15
	4.700% Notes due May 1, 2048	May 1 and November 1
	3.500% Notes due May 1, 2050	May 1 and November 1
	4.200% Notes due November 15, 2069	May 15 and November 15

Guarantees	CPRL will fully and unconditionally guarantee the notes on an unsecured basis. See “Description of the CPRC Notes and Guarantee”.

Ranking	The notes and the related guarantees will be unsecured obligations ranking pari passu with all of our respective existing and future unsecured and unsubordinated indebtedness. The notes and the related guarantees will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of any of CPRL’s subsidiaries (other than CPRC). See “Description of the CPRC Notes and Guarantee—Ranking”.

Optional Redemption	CPRC may elect to redeem all or part of the outstanding notes of a series of CPRC Notes from time to time prior to the applicable Par Call Date (as set forth in the table below) at a make-whole call equal to the greater of (i) 100% of the principal amount of the CPRC Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, (x) in the case of the 2026 CPRC Notes, the 2043 CPRC Notes and the 2045 CPRC Notes, to the maturity date thereof and, (y) in the case of the 2029 CPRC Notes, the 2048 CPRC Notes, the 2050 CPRC Notes and the 2069 CPRC Notes, that would be due if the applicable CPRC Notes matured on the applicable Par Call Date, (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in “Description of the CPRC Notes and Guarantee—Optional Redemption” below) for the CPRC Notes to be redeemed, plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), calculated by CPRC. Each series of the CPRC Notes may be redeemed at any time on or after the applicable Par Call Date, in whole or in part, at a redemption price equal to 100% of the principal amount of the CPRC

Notes to be redeemed. In each case, accrued and unpaid interest thereon will be payable to, but not including, the redemption date.

Title of Series	Par Call Date	Make-Whole Spread
3.125% CPRC Notes due 2026	March 1, 2026	25 bps
2.875% CPRC Notes due 2029	August 15, 2029	20 bps
4.300% CPRC Notes due 2043	November 15, 2042	25 bps
4.950% CPRC Notes due 2045	February 15, 2045	30 bps
4.700% CPRC Notes due 2048	November 1, 2047	25 bps
3.500% CPRC Notes due 2050	November 1, 2049	35 bps
4.200% CPRC Notes due 2069	May 15, 2069	30 bps

Redemption for Changes in Withholding Taxes

In the event we determine that there is more than an insubstantial risk that we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the CPRC Notes, any Additional Amounts (as described below) as a result of certain changes affecting Canadian withholding taxes, CPRC will have the option to redeem the CPRC Notes, in whole but not in part, at a redemption price equal to 100% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the date of redemption and any additional amounts that may then be payable. See “Description of the CPRC Notes and Guarantee—Tax Redemption”.

Denominations	The CPRC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In the exchange offers, the principal amount of each CPRC Note issued to you will be rounded down, if necessary, to the nearest whole multiple of $1,000 in excess of $2,000, and we will pay cash equal to the difference between the principal amount of the CPRC Notes to which you would otherwise be entitled and the principal amount of the CPRC Notes actually issued.

Listing	The CPRC Notes will not be listed on any securities exchange. We cannot assure you of the development or liquidity of any market for the CPRC Notes.

Form and Settlement	The CPRC Notes will be represented by fully registered global securities registered in the name of the nominee of DTC.

Change of Control	If a change of control that is accompanied by a downgrade in the rating of the CPRC Notes such that the CPRC Notes are no longer investment grade occurs, we will be required to make an offer to purchase the CPRC Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, as described under the heading “Description of the CPRC Notes and Guarantee—Change of Control”.

Additional Issues	We may from time to time, without notice to, or the consent of, the holders of any series of the CPRC Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. These additional notes may be consolidated and form a single series with the CPRC Notes offered hereby, and have then same terms as to status, redemption or otherwise as the CPRC Notes offered hereby; provided, that if the additional notes are not fungible with the CPRC Notes offered hereby for U.S. federal income tax purposes, the additional notes will have a new CUSIP number and a new ISIN number.

Certain Covenants	The Indenture contains certain covenants that, among other things:

• limit our ability to create liens; and

• restrict our ability to consolidate or merge with a third party or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications which are described under the caption “Description of the CPRC Notes and Guarantee”.

Additional Amounts	We will make payments on the CPRC Notes without withholding or deduction for Canadian Taxes (as defined in “Description of the CPRC Notes and Guarantee—Additional Amounts” below) unless required to be withheld or deducted by law or the interpretation or administration thereof in which case we will withhold such required amounts and, subject to certain exemptions, we will pay such additional amounts (as additional interest) as may be necessary so that the net amount received by non-resident holders of the CPRC Notes after such withholding or deduction will not be less than the amount that such non-resident holders would have received in the absence of such withholding or deduction. However, no additional amounts will be payable in excess of the additional amounts that would be payable if the holder was a resident of the United States for the purposes of the Canada-U.S. Income Tax Convention (1980), as amended, and fully entitled to the benefits thereof. See “Description of the CPRC Notes and Guarantee—Additional Amounts”.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the CPRC Notes in connection with the exchange offers. In exchange for issuing the CPRC Notes and paying the cash consideration, we will acquire the tendered Old Notes. In addition, an amount will be paid by or on behalf of KCS equal to the accrued and unpaid interest on the Old Notes validly tendered and accepted for exchange. The Old Notes tendered in connection with the exchange offers and accepted for exchange will be cancelled shortly after the completion of the exchange offers following the completion of certain internal transactions. See “Use of Proceeds”.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and any prospectus supplement, together with the registration statement and the exhibits thereto, including the risks and uncertainties described below in the section entitled “Risk Factors” beginning on page 22 of this prospectus and under the heading “Item 1A.—Risk Factors” in CPRL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such discussion may be amended or updated in other reports filed by CPRL with the SEC, and risks related to KCS, which are incorporated by reference into this prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment.

Governing Law	The CPRC Notes will be governed by the laws of New York.

Trustee	The Trustee for the CPRC Notes will be Computershare Trust Company, N.A.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in and incorporated by reference into this prospectus, before deciding to participate in the exchange offers and consent solicitations. Your investment in the CPRC Notes involves risks. Before investing in the CPRC Notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Item 1A.—Risk Factors” in CPRL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such discussion may be amended or updated in other reports filed by CPRL with the SEC, and which are incorporated by reference into this prospectus. Furthermore, we are also subject to the risks related to KCS, which are incorporated by reference into this prospectus. See “Where You Can Find More Information–Incorporation of Certain Documents by Reference”.

The risks and uncertainties described below and in CPRL’s Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the CPRC Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to the Exchange Offers and Consent Solicitations

Our board of directors has not made a recommendation as to whether you should tender your Old Notes in exchange for CPRC Notes in the exchange offers, and we have not obtained a third-party determination that the exchange offers are fair to holders of Old Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for CPRC Notes pursuant to the exchange offers.

We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of these exchange offers, or preparing a report or making any recommendation concerning the fairness of these exchange offers. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Old Notes must make their own independent decisions regarding their participation in the exchange offers.

Upon consummation of the exchange offers, holders who exchange Old Notes will lose their rights under such Old Notes.

If you tender Old Notes and your Old Notes are accepted for exchange pursuant to the exchange offers, you will lose all of your rights as a holder of the exchanged Old Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Old Notes. Among other things, the indentures under which the Old Notes were issued contain certain covenants for the benefit of the holders of the Old Notes, and no similar covenants will be provided with respect to the CPRC Notes. In addition, the Old Notes are issued and guaranteed by subsidiaries of ours and, as such, are structurally senior to the CPRC Notes in respect of the assets of such subsidiaries. See “Risk Factors—Risks Related to the CPRC Notes—The CPRC Notes and CPRL guarantee will be structurally subordinated to indebtedness of our subsidiaries” below for more information.

If the Proposed Amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the remaining holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes.

The Proposed Amendments to the Old Notes Indentures would, among other things:

•

eliminate the covenants in the KCS Base Indenture requiring KCS to deliver to the KCS Trustee a notice of an event of default and a statement as to compliance after the end of each fiscal year (except as required by the Trust Indenture Act) with respect to the Old Notes;

•

eliminate the reporting requirements of the Old Notes Indentures (except to the extent KCS is required to comply with the reporting requirements under the provisions of Section 314(a) of the Trust Indenture Act);

•	eliminate the covenant regarding limitation on liens in Old Notes Indentures;

•	eliminate the change of control provisions in Old Notes Indentures;

•	eliminate the additional guarantors obligation in Old Notes Indentures;

•

modify the covenants restricting KCS from consolidating, merging, conveying or transferring assets with respect to the Old Notes by (i) eliminating the applicability of this covenant to guarantors under the KCS Base Indenture, (ii) removing any restrictions on KCS’s conveying or transferring its properties and assets substantially as an entirety to any Person and (iii) requiring only, as a condition to consolidate or merge with or into another Person, that the Person formed by or surviving a consolidation or merger (if other than KCS) assumes all the obligations of KCS pursuant to a supplemental indenture in the form reasonably satisfactory to the KCS Trustee, under the corresponding Old Notes and Old Notes Indentures;

•

modify the Events of Default provision in the KCS Base Indenture with respect to the Old Notes by eliminating non-payment, bankruptcy and termination of KCSM’s rights under the Concession Title Events of Default; and

•

modify the Defaults and Remedies provision in each applicable U.S. Global Security (as defined in the KCS Base Indenture) by eliminating non-payment, bankruptcy and termination of KCSM’s rights under the Concession Title Events of Default.

If the Proposed Amendments to the Old Notes Indentures become effective, each non-exchanging holder of the Old Notes will be bound by the Proposed Amendments even if that holder did not consent to the Proposed Amendments. These amendments will permit us and KCS to take certain previously prohibited actions that could increase the credit risk with respect to KCS and its subsidiaries, and might adversely affect the liquidity, market price and price volatility of the Old Notes or otherwise be adverse to the interests of the holders of the Old Notes. See “The Proposed Amendments”.

We expect that the KCS Credit Agreement will be terminated following the Control Date, regardless of whether the exchange offers and consent solicitations are completed, which is expected to result in the release of the subsidiary guarantees of the Old Notes.

Following the Control Date, we expect that the KCS Credit Agreement will be terminated, regardless of whether the exchange offers and consent solicitations are completed. The Old Notes Indentures provide that any guarantor will be automatically released from its obligations under the applicable guarantee if KCS certifies to the KCS Trustee that such guarantor’s guarantee of the KCS Credit Agreement or under the other indebtedness that triggered such guarantor’s guarantee of the Old Notes have been released. We expect that condition to be satisfied after the Control Date as a result of the termination of the KCS Credit Agreement, and that holders of the Old Notes will lose the additional credit support provided by any guarantees of any guarantor of the Old Notes, regardless of whether the exchange offers and consent solicitations are completed.

The liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the exchange offers, and holders of the Old Notes who do not participate in the exchange offers may find it more difficult to sell their Old Notes after the exchange offers are completed.

To the extent that Old Notes are tendered and accepted for exchange pursuant to the exchange offers, the trading markets for the remaining Old Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Old Notes may be adversely affected. The reduced float may also make the trading prices of the remaining Old Notes more volatile. In addition, if the Proposed Amendments to the Old Notes Indentures become effective, it could have a further negative effect on the trading markets or market price of the unexchanged Old Notes.

Certain credit ratings for the Old Notes may be withdrawn following the exchange offers.

Certain credit ratings on the unexchanged Old Notes may be withdrawn after the completion of the exchange offers, which could materially adversely affect the market price for each series of unexchanged Old Notes.

The exchange offers and consent solicitations may be cancelled or delayed, which could negatively affect the price of the applicable Old Notes.

The consummation of each exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”, including, among other things, the Control Condition, the Requisite Consent Condition and the condition that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective by the SEC. After the Expiration Date, holders of the Old Notes participating in the exchange offers will not be permitted to withdraw their tender of the Old Notes even if all conditions (other than the Control Condition) have been satisfied. The STB’s decision approving the CP and KCS joint merger application authorizes us to exercise control of KCS as early as April 14, 2023. We expect to exercise the authority granted in the STB decision to dissolve the Voting Trust and exercise control of KCS on April 14, 2023, but there can be no assurance that this will occur. It may be several weeks after the scheduled Expiration Date before we exercise control of KCS and it is possible that we may never exercise control of KCS. The Old Notes may not be traded during the period between the Expiration Date and the Settlement Date. After the Expiration Date, if we withdraw or terminate the exchange offers, then Old Notes tendered pursuant to the exchange offers will be returned without expense to tendering holders.

Even if the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. If the exchange offers are not completed or are delayed, the respective market prices of any or all of the series of Old Notes in such exchange offers may decline to the extent that the respective current market prices reflect an assumption that such exchange offers have been or will be completed. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their CPRC Notes and the cash consideration and participating holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange unless they are validly withdrawn before the Expiration Date.

You may not receive CPRC Notes in the exchange offers and consent solicitations if the applicable procedures for the exchange offers and consent solicitations are not followed.

We will issue the CPRC Notes and cash in exchange for your Old Notes only if you tender your Old Notes and deliver properly completed documentation for the applicable exchange offer. You must deliver a properly completed electronic transmittal through DTC’s ATOP before expiration of the exchange offers and consent solicitations. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes” for a description of the procedures to be followed to tender your Old Notes.

You should allow sufficient time to ensure delivery of tendered Old Notes. None of CPRC, CPRL, the exchange agent, the information agent, the dealer managers or solicitation agents, or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Old Notes for exchange or the related consents.

We may repurchase, discharge, defease or redeem any Old Notes that are not tendered in the exchange offers, and any such transaction may be on terms that are more or less favorable to the holders of the Old Notes than the terms of the exchange offers.

We or any of our affiliates may, to the extent permitted by applicable law and the applicable Old Notes Indenture, after the Settlement Date, acquire, discharge, defease or redeem some or all of the Old Notes that are not tendered and accepted in the exchange offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the applicable Old Notes Indenture, as the case may be. The terms of any such transaction may be more or less favorable to holders than the terms of the applicable exchange offer. We cannot assure you whether we or our affiliates will choose to pursue any of these alternatives.

No financial advisor has opined on whether the consideration to be received under the exchange offers represents a fair valuation of the Old Notes or the CPRC Notes.

We have not obtained an opinion from any financial advisor that the consideration to be received in the exchange offers represents a fair valuation of the Old Notes or the CPRC Notes, or about the fairness to KCS, to CPRC or to you of the consideration to be received by holders who tender their Old Notes.

None of KCS, CPRC, the dealer managers, the exchange agent, the information agent, the trustees under the Old Notes Indentures or the CPRC Indenture or any affiliate of any of them, or any other person, makes any recommendation as to whether holders of the Old Notes should exchange such notes for CPRC Notes in the exchange offers or deliver consents pursuant to the consent solicitations.

Holders will recognize gain or loss for U.S. federal income tax purposes on the exchange of Old Notes for CPRC Notes.

The exchange of the Old Notes for the CPRC Notes pursuant to the exchange offers will be treated as a taxable disposition of the Old Notes in exchange for the CPRC Notes for U.S. federal income tax purposes. Accordingly, U.S. Holders and certain Non-U.S. Holders (each as defined in “Material U.S. Federal Income Tax Consequences”) that tender the Old Notes in exchange for the CPRC Notes will recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers” and “Material U.S. Federal Income Tax Consequences—Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers”.

The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offers is unclear.

The adoption of the Proposed Amendments may or may not result in a deemed exchange of Old Notes for “new” notes for U.S. federal income tax purposes. If, as we believe more likely, the adoption of the Proposed Amendments does not result in such a deemed exchange, non-exchanging holders should not recognize gain or loss for U.S. federal income tax purposes as a result of the adoption of the Proposed Amendments and completion of the exchange offers. If the adoption of the Proposed Amendments does result in such a deemed exchange, the U.S. federal income tax consequences to a U.S. Holder may differ materially from the tax consequences if there were not such a deemed exchange, and could include the recognition of taxable gain on the deemed exchange of the Old Notes for the “new” notes.

There is no gross-up for any applicable Canadian withholding tax.

It is the intention of CPRC not to make any withholdings or deductions in respect of Canadian withholding tax from any amounts payable to holders of Old Notes hereunder. However, there can be no assurance that the Canada Revenue Agency will not take the position that a portion of the Total Consideration is subject to Canadian withholding tax. A holder would not be entitled to receive any additional amounts from any person in the event that Canadian withholding tax is applicable. See “Material Canadian Federal Income Tax Considerations” for more information.

Risks Related to the CPRC Notes

The CPRC Notes and CPRL guarantee will be structurally subordinated to indebtedness of our subsidiaries.

Unless otherwise provided with respect to a series of CPRC Notes, the CPRC Notes will be our unsubordinated and unsecured obligations and will rank equally with all of our other unsecured, unsubordinated obligations. We conduct a substantial portion of our business through corporate and partnership subsidiaries. Our obligations under the CPRC Notes will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of our corporate and partnership subsidiaries.

The guarantee will be CPRL’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of CPRC Notes, will rank equally with all of CPRL’s other unsecured, unsubordinated obligations. CPRL conducts a substantial portion of its business through corporate and partnership subsidiaries. CPRL’s obligations under the guarantee will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of CPRL’s subsidiaries.

The price at which you will be able to sell your CPRC Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally exchanged it for.

We believe that the value of the CPRC Notes in any secondary markets will be affected by the supply and demand of the CPRC Notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. We have summarized below what we expect to be the impact on the market value of the CPRC Notes of a change in a specific factor, assuming all other conditions remain constant.

U.S. Interest Rates. Prevailing interest rates will affect the market price or value of the CPRC Notes. The market price or value of the CPRC Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Our Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the CPRC Notes.

The impact of one of the factors above, such as an increase in U.S. interest rates, may offset some or all of any change in the market value of the CPRC Notes attributable to another factor, such as an improvement in our credit ratings.

There can be no assurance as to the liquidity of the trading market for the CPRC Notes or that a trading market for the CPRC Notes will develop.

There is no established trading market for the CPRC Notes. We do not intend to have the CPRC Notes listed for trading on any securities exchange or quoted on any automated dealer quotation system. The dealer managers have advised us that they presently intend to make a market in the CPRC Notes, but the dealer managers are not obligated to do so and any such market-making activities may be discontinued at any time without notice at the sole discretion of the dealer managers. Accordingly, no assurance can be given as to the prices or liquidity of, or trading markets for, the CPRC Notes. The liquidity of any market for the CPRC Notes will depend upon the number of holders of CPRC Notes, the interest of securities dealers in making a market in the CPRC Notes and other factors. The absence of an active market for the CPRC Notes could adversely affect the market price and liquidity of the CPRC Notes.

Credit ratings may not reflect all risks of an investment in the CPRC Notes and may change.

There can be no assurance that the credit ratings assigned to the CPRC Notes will remain in effect for any given period of time or that the ratings will not be withdrawn or revised at any time. There can be no assurance that S&P (as defined herein), Moody’s (as defined herein) or any other rating agency will not downgrade its ratings on the CPRC Notes. Real or anticipated changes in credit ratings on the CPRC Notes may affect the market value of the CPRC Notes. In addition, real or anticipated changes in credit ratings can affect the cost at which we can access the capital markets.

There are limited covenants in the CPRC Indenture.

The CPRC Indenture has less restrictive covenants and terms and affords reduced protections to the holders of the CPRC Notes compared to those currently in the Old Notes Indentures and Old Notes. Neither CPRL, CPRC, nor any of their subsidiaries are restricted from incurring additional debt or other liabilities, including secured debt or additional senior debt, under the CPRC Indenture. If CPRL, CPRC or any of their subsidiaries incur additional debt or liabilities, CPRC’s ability to pay its obligations on the CPRC Notes or CPRL’s ability to pay its obligations under the related guarantees could be adversely affected. CPRL expects that it and its subsidiaries will, from time to time, incur additional debt and other liabilities. In addition, CPRC and its subsidiaries are not restricted under the CPRC Indenture from granting security interests over its assets. See “Description of the CPRC Notes and Guarantee” and “Description of the Differences Between the CPRC Notes and the Old Notes”.

Redemption may adversely affect your return on the CPRC Notes.

CPRC has the right to redeem some or all of the CPRC Notes prior to maturity, as described under “Description of the CPRC Notes and Guarantee—Optional Redemption”. CPRC may redeem the CPRC Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the CPRC Notes.

Your ability to enforce civil liabilities under U.S. federal securities laws may be adversely affected because CPRL and CPRC are organized under the laws of Canada, many of our directors and officers and some experts named herein are residents of Canada, and a substantial portion of our assets and assets of such persons are located outside the United States.

CPRL and CPRC are organized under the laws of Canada. A substantial portion of our assets are located outside the United States, and many of our directors and officers and some of the experts named herein are residents of jurisdictions outside of the United States and the assets of such persons may be located outside of the United States. As a result, it may be difficult to effect service within the United States upon us and those directors, officers and experts, or to enforce judgments obtained in U.S. courts against us or such persons either inside or outside of the United States, or to enforce in U.S. courts judgments obtained against CPRL, CPRC or such persons in courts in jurisdictions outside the United States, in any action predicated upon the civil liability provisions of the federal securities laws of the United States. There is no certainty that civil liabilities predicated solely upon the federal securities laws of the United States can be enforced in Canada, whether by original action or by seeking to enforce a judgment of U.S. courts. In addition, punitive damages awards in actions brought in the United States or elsewhere may be unenforceable in Canada.

Canadian Bankruptcy and related laws may impact the rights of the Trustee to enforce remedies with respect to CPRC, CPRL and the CPRC Notes.

We are incorporated by Letters Patent in 1881 pursuant to an Act of the Parliament of Canada and our principal operating assets are located in Canada.

The rights of the Trustee to enforce remedies are likely to be significantly impaired by the restructuring, receivership, liquidation and other provisions of applicable Canadian bankruptcy, insolvency, restructuring and other similar legislation if the benefit of such legislation is sought with respect to the Company. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling “an insolvent person” to obtain a stay of proceedings as against its creditors and others and to prepare and file a proposal or plan to restructure and/or compromise obligations for consideration by all or some of its creditors to be voted on by the various classes of its creditors. Such a restructuring proposal or plan, if accepted by the requisite majorities of creditors and if approved by the court, would be binding on persons who might not otherwise be willing to accept it. Moreover, both statutes permit, in certain circumstances, the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

The powers of the court under applicable Canadian bankruptcy, insolvency, restructuring and other similar legislation (including the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada)) have generally been exercised broadly to protect a debtor entity from actions taken by creditors and other parties. Accordingly, it is impossible to predict whether payments under the CPRC Notes would be made following commencement of or during such a proceeding, whether or when the Trustee could exercise its rights under the CPRC Indenture or whether and to what extent holders of the CPRC Notes would be compensated for any delay, in payments of principal and interest.

Other Risks

The unaudited pro forma condensed consolidated financial information of CPRL and KCS incorporated by reference herein is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the Company following the Control Date.

The unaudited pro forma condensed consolidated financial information incorporated by reference herein has been prepared using the consolidated historical financial statements of CPRL and KCS, is presented for illustrative purposes only and should not be considered to be an indication of the results of operations or financial condition of the Company after the Control Date. In addition, the unaudited pro forma condensed consolidated financial information incorporated by reference herein is based in part on certain assumptions. For example, the unaudited pro forma condensed consolidated financial information may not reflect all of the costs that are expected to be incurred by the Company in connection with the exercise of control of KCS. These assumptions may not prove to be accurate, and other factors may affect the Company’s results of operations or financial condition following the Control Date. Accordingly, the unaudited pro forma condensed consolidated financial information incorporated by reference herein does not necessarily represent the Company’s results of operations and financial condition had CPRL and KCS operated as a combined entity during the period presented, or of the Company’s results of operations and financial condition after the Control Date. The Company’s potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

Failure to complete the exchange offers and consent solicitations could adversely affect CPRL’s operations.

Although we expect the completion of the exchange offers and consent solicitations to occur promptly after the dissolution of the Voting Trust and our exercise of control of KCS on the Control Date, it may occur a substantial period of time following the Control Date, or may not occur at all, which may subject CPRL

(following the Control Date) to certain risks and possible adverse consequences. If our exercise of control of KCS occurs but the exchange offers and consent solicitations are not completed or other series of notes remain outstanding under the Old Notes Indentures (including the Excluded 2023 Old Notes), we will not benefit from the simplification of our capital structure following the Control Date. As a result, we would be required to undergo the effort and expense of fulfilling reporting obligations under the Old Notes Indentures for KCS, which will be a subsidiary of CPRL and CPRC.

Similarly, we (following the Control Date) would not benefit from the elimination of certain other covenants contained in the Old Notes Indentures. Such covenants limit the ability of KCS and its subsidiaries to take certain actions, effectively limiting our ability to take certain actions, that may be beneficial to our business or operations, through KCS or its subsidiaries (which will be CPRL’s subsidiaries). For example, if the covenants are not eliminated, there would be limitations on the ability of the subsidiaries of KCS to incur debt. Our exercise of control of KCS on the Control Date is not conditioned upon the commencement or completion of the exchange offers or consent solicitations. No assurance can be given that the exchange offers and consent solicitations will be completed substantially concurrently with the exercise of control, or at all.

Following the Closing of the KCS acquisition into the Voting Trust, although the Company does not control KCS until the Control Date, KCS’s operational and financial performance could have an adverse effect on the Company’s financial condition or results of operations.

On December 14, 2021, the KCS acquisition closed into the Voting Trust, whereby the Company indirectly acquired a 100% beneficial ownership interest in KCS but does not control KCS. KCS’s voting stock was deposited into the Voting Trust that insulates KCS from control by the Company. On March 15, 2023, the STB issued a decision approving the CP and KCS joint merger application, subject to certain conditions. The decision authorizes the Company to exercise control of KCS as early as April 14, 2023. We expect to exercise the authority granted in the STB decision to dissolve the Voting Trust and exercise control of KCS on April 14, 2023, but there can be no assurance that this will occur. It may be several weeks after the scheduled Expiration Date before we exercise control of KCS and it is possible that we may never exercise control of KCS. Until we exercise control on the Control Date, KCS will be managed by its own executive team overseen by its own Board of Directors and the Voting Trust.

The Voting Trust precludes the Company from exercising control over the business strategy or other operational aspects of KCS. The Company’s investment in this unconsolidated entity was considered significant under Rule 3-09 of Regulation S-X for the year ended December 31, 2022. Before the Control Date, the Company cannot provide assurance that KCS will operate in a manner that will increase the value of the Company’s investments, that the Company’s income or losses from KCS will continue at the current level in the future, or that the Company will not incur losses from KCS. Write-downs to the carrying amount of the Company’s equity interest could adversely impact the Company’s results of operations.

The Company may be unable to integrate KCS successfully, and the Company may not experience the growth being sought from the combination.

The Company and KCS have operated and, until the Control Date, will continue to operate, independently. Integrating KCS with CP following the Control Date will involve operational, technological and personnel-related challenges. This process will be time-consuming and expensive, may disrupt the businesses of either or both of the companies, and may reduce the growth opportunities sought from the combination. There can be no guarantee of the successful integration of KCS or that the combined company will realize the anticipated benefits of the business combination, whether financial, strategic or otherwise, and this may be exacerbated by changes to the economic, political and global environment in which the merged company would operate.

The conditions imposed by the STB decision could have an adverse effect on the Company’s businesses, results of operations, financial condition, cash flows or the market value of the Company’s common stock and debt securities, or reduce the anticipated benefits of the combination.

In its decision, the STB imposed a number of conditions, including among others (i) commitments by the Company and KCS to keep gateways open on commercially reasonable terms and create no new bottlenecks,

(ii) numerous environmental-related conditions, (iii) extensive data reporting and retention requirements, and (iv) a seven year oversight period for the STB to monitor adherence to these conditions. In addition, the Company inherits conditions previously imposed by the STB on KCS in connection with various prior KCS acquisitions, including in relation to KCS’s commitment to keep the Laredo gateway open on commercially reasonable terms in connection with its prior acquisition of The Texas Mexican Railway. Furthermore, the STB has noted its authority to issue supplemental orders to address issues or concern that may arise in the future. These conditions could disrupt the Company’s businesses, and uncertainty about the outcome of that review could divert management’s attention and resources, and reduce the anticipated benefits of the combination, and may have an adverse effect on the Company or the combined company. Further, the combination may give rise to potential liabilities, including as a result of pending and future shareholder lawsuits or other litigation relating to the combination. In addition, the Company has incurred, and expects to incur additional, material non-recurring expenses in connection with the completion of the combination. Any of these matters could adversely affect the businesses of, or harm the results of operations, financial condition or cash flows of the Company, and the market value of the Company’s common stock and debt securities.

The Company incurred substantial indebtedness in connection with consummation of the acquisition of KCS, which may pose risks and/or intensify existing risks.

Prior to the closing into Voting Trust that occurred on December 14, 2021, the Company incurred additional indebtedness of approximately $6.7 billion and CAD $2.2 billion notes and a $500 million term loan to indirectly fund the acquisition, which $500 million term loan was repaid in September 2022. The foregoing indebtedness, as well as any additional indebtedness we may incur, could have the effect, among other things, of reducing our liquidity and may limit our flexibility in responding to other business opportunities and increasing our vulnerability to adverse economic and industry conditions.

Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic, financial and business conditions, sufficient cash flow from KCS during the period in which it is in the Voting Trust, the implementation of the integration with KCS, and other factors affecting our operations, many of which are beyond our control.

Our increased indebtedness could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages relative to other companies with lower debt levels. If we obtain control of KCS but we do not achieve the expected benefits and cost savings from the combination, or if the financial performance of the combined company does not meet current expectations, then our ability to service our indebtedness may be adversely impacted.

The agreements that govern the indebtedness that has been incurred in connection with the KCS acquisition contain various affirmative and negative covenants that may, subject to certain customary exceptions, restrict our ability to, among other things, create liens over our property, change our line of business and/or merge, amalgamate or consolidate with any other person or sell or convey certain of our assets to another person. In addition, some of the agreements that govern our debt financings contain a financial covenant that requires us to maintain certain financial ratios. Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and failure to comply with them could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations. Under these circumstances, we may not have sufficient funds or other resources to satisfy all of our obligations.

Moreover, we may be required to raise substantial additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements. Our ability to arrange additional financing or refinancing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. There can be no assurance that we will be able to obtain additional financing or refinancing on terms acceptable to us or at all.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the CPRC Notes in connection with the exchange offers. In exchange for issuing the CPRC Notes and paying the cash consideration, we will acquire the tendered Old Notes. In addition, an amount will be paid by or on behalf of KCS equal to the accrued and unpaid interest on the Old Notes validly tendered and accepted for exchange and not validly withdrawn. The Old Notes tendered in connection with the exchange offers and accepted for exchange will be cancelled shortly after the completion of the exchange offers following the completion of certain internal transactions.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

We are conducting the exchange offers to simplify our capital structure following the acquisition of KCS and to give existing holders of Old Notes the option to obtain securities issued by CPRC and guaranteed by CPRL, which will rank pari passu with CPRC’s other unsecured and unsubordinated debt securities. CPRL’s guarantee will rank pari passu with CPRL’s other unsecured and unsubordinated indebtedness for borrowed money and related guarantees.

We are conducting the consent solicitations to modify or eliminate certain reporting requirements, restrictive covenants and Events of Default in the Old Notes Indentures and ease administration of our indebtedness.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding Old Notes the following CPRC Notes:

Aggregate Principal Amount	Title of Series of Old Notes Issued by KCS to be Exchanged	Title of Series of CPRC Notes to be Issued by CPRC	Interest Payment Dates for Both Old Notes and CPRC Notes
$250,000,000	3.125% Senior Notes due 2026	3.125% Notes due 2026	June 1 and December 1
$425,000,000	2.875% Senior Notes due 2029	2.875% Notes due 2029	May 15 and November 15
$448,651,000	4.300% Senior Notes due 2043	4.300% Notes due 2043	May 15 and November 15
$499,165,000	4.950% Senior Notes due 2045	4.950% Notes due 2045	February 15 and August 15
$500,000,000	4.700% Senior Notes due 2048	4.700% Notes due 2048	May 1 and November 1
$550,000,000	3.500% Senior Notes due 2050	3.500% Notes due 2050	May 1 and November 1
$425,000,000	4.200% Senior Notes due 2069	4.200 % Notes due 2069	May 15 and November 15

Specifically, (i) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders of such Old Notes will receive, as consideration for such exchange, the Total Consideration, and (ii) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders of such Old Notes will receive, as consideration for such exchange, only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium. No payment will be made for a holder’s consent to the Proposed Amendments to the Old Notes Indentures. In addition, an amount will be paid by or on behalf of KCS equal to the accrued and unpaid interest on the Old Notes validly tendered and accepted for exchange.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations. We reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

The CPRC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the CPRC Notes and Guarantee—General”. We will not accept tenders of Old Notes if such tender would result in the issuance of less than the minimum denomination of $2,000 principal amount of CPRC Notes with respect to such tender. If we would be required to issue a CPRC Note in a denomination other than $2,000 or an integral multiple of $1,000 in excess thereof, we will, in lieu of such issuance, issue to such holder a CPRC Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $2,000 and whole multiples of $1,000 thereafter; and pay a cash amount equal to the difference between (i) the principal amount of the CPRC Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the CPRC Note actually issued in accordance with this paragraph;

provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will CPRL or CPRC be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Only holders of the Old Notes located or resident in any Member State of the EEA which are (x) qualified investors as defined in Article 2 of the Prospectus Regulation and (y) not retail investors will be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Only holders of the Old Notes located or resident in the UK which are (x) qualified investors as defined in Article 2 of the UK Prospectus Regulation, (y) not retail investors and (z) Relevant Persons will be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Each series of the CPRC Notes to be issued by CPRC in the exchange offers will have the same interest rate, interest payment dates and maturity and substantively the same redemption provisions as those of the corresponding series of Old Notes to be exchanged. If you tender your Old Notes in the exchange offers and not validly withdraw such notes, an amount will be paid, by or on behalf of KCS, equal to any accrued and unpaid interest up to, but not including, the Settlement Date on the Old Notes which are validly tendered and accepted. The CPRC Notes you receive in exchange for Old Notes will accrue interest from and including the Settlement Date; provided that interest will only accrue with respect to the aggregate principal amount of CPRC Notes you receive, which will be less than the principal amount of Old Notes you tendered for exchange in the event that your Old Notes are tendered after the Early Participation Date. See “Description of the CPRC Notes and Guarantee—General”.

Each series of CPRC Notes is a new series of debt securities that will be issued under the CPRC Base Indenture. The terms of the CPRC Notes will include those expressly set forth in such CPRC Notes, the CPRC Base Indenture and those made part of the CPRC Base Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In conjunction with the exchange offers, we are also soliciting consents from the holders of each series of Old Notes to effect the Proposed Amendments to the applicable Old Notes Indenture under which each such series of Old Notes were issued and are governed. You may not consent to the Proposed Amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable Proposed Amendments.

The consummation of each exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “—Conditions to the Exchange Offers and Consent Solicitations”, including, among other things, the Control Condition, the Requisite Consent Condition and the condition that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective by the SEC. We may, at our option waive any such conditions, except the Control Condition and the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers, except the Control Condition, must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “—Conditions to the Exchange Offers and Consent Solicitations”. For a description of the Proposed Amendments, see “The Proposed Amendments”. The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the Proposed Amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

Following the Expiration Date, subject to the satisfaction of the Control Condition, KCS and the KCS Trustee under the relevant Old Notes Indenture will execute a Thirteenth Supplemental Indenture with respect to each affected series of Old Notes. Under the terms of the Sixth Supplemental Indenture, the Proposed Amendments will become effective on the Settlement Date with respect to the affected series of Old Notes. Each non-consenting holder of a series of Old Notes will be bound by the supplemental indenture when executed. The form of the Sixth Supplemental Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of each exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the following conditions: (a) in our reasonable judgment, we are permitted to dissolve the Voting Trust and exercise control of KCS (the “Control Condition”), (b) the receipt of Requisite Consents for all series of Old Notes at or by the Expiration Date (the “Requisite Consent Condition”), (c) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the Old Notes of all series held by persons other than KCS, or any person directly or indirectly controlling, controlled by or under direct or indirect common control with KCS, at or by the Expiration Date, (d) the registration statement of which this prospectus forms a part having been declared effective by the SEC, (e) at the Settlement Date, the registration statement continues to be effective and (f) the following statements being true:

(1)

In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of Old Notes under an exchange offer, the consent solicitations or the Proposed Amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, that either:

•

challenges the exchange offers, the exchange of Old Notes under the exchange offers, the consent solicitations or the Proposed Amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of Old Notes under the exchange offers, the consent solicitations or the Proposed Amendments; or

•

in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of CPRC and its subsidiaries, taken as a whole, or CPRL and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to CPRC or CPRL of the exchange offers, the exchange of the Old Notes under an exchange offer, the consent solicitations or the Proposed Amendments, or might be material to holders of Old Notes in deciding whether to accept the exchange offers and give their consents;

(2)	None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any U.S. or Canadian national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States or Canada (whether or not mandatory);

•	any material adverse change in the United States’ or Canada’s securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3)

At or by the Expiration Date, the KCS Trustee has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of Old Notes under an exchange offer, any of the consent solicitations or our ability to effect the Proposed Amendments, nor has the KCS Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making any of the exchange offers, the exchange of the Old Notes under an exchange offer or any of the consent solicitations.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the Proposed Amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of holders of the Old Notes to challenge such determination in a court of competent jurisdiction. We may, at our option, waive any conditions, except the Control Condition and the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers, except the Control Condition, must be satisfied or, where permitted, waived, at or by the Expiration Date.

If any of these conditions is not satisfied with respect to any or all series of the Old Notes, we may, at any time before the consummation of the exchange offers or consent solicitations:

(1)

terminate any one or more of the exchange offers or the consent solicitations and promptly return all relevant tendered Old Notes to the holders thereof (whether or not we terminate the other exchange offers or consent solicitations);

(2)

modify, extend or otherwise amend any one or more of the exchange offers or consent solicitations and retain all tendered Old Notes and consents until the Expiration Date of the exchange offers or consent solicitations, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders and Revocation of Corresponding Consents” and “—Expiration Date; Extensions; Amendments”); or

(3)

waive the unsatisfied conditions, except for the Control Condition and the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the exchange offers or consent solicitations and accept all Old Notes tendered and not previously validly withdrawn with respect to any or all series of Old Notes.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offers will be 5:00 p.m., New York City time, on April 17, 2023, subject to our right to extend that date and time with respect to one or more series in our sole discretion, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offer of the applicable series.

Subject to applicable law, we expressly reserve the right, with respect to the exchange offers and consent solicitations for each series of Old Notes to:

(1)	delay accepting any validly tendered Old Notes;

(2)	extend any of the exchange offers or consent solicitations; or

(3)	terminate or amend any of the exchange offers and consent solicitations, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the exchange offers and consent solicitations will be disseminated promptly in accordance with Rule 13e-4(e)(3) under the Exchange Act. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers or consent solicitations, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Old Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Old Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Old Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations and, subject to applicable law, we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Subject to and effective upon the acceptance for exchange and the issuance of CPRC Notes and the payment of the cash amounts in exchange for tendered Old Notes (as well as an amount equal to accrued interest on the Old Notes to be paid by or on behalf of KCS), by tendering the Old Notes in accordance with the terms and subject to the conditions set forth in this prospectus and not validly withdrawing such notes, a holder also (1) waives any and all rights with respect to such Old Notes (including any existing or past defaults and their consequences in respect of the Old Notes); (2) releases and discharges any and all claims related to such Old Notes that such tendering holder may have now, or may have in the future, against CPRC and its affiliates, including, without limitation, any claims that such tendering holder is entitled to receive additional principal or interest payments with respect to such Old Notes or to participate in any redemption or defeasance of the Old

Notes; and (3) irrevocably appoints the exchange agent as its true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as CPRC’s agent with respect to the tendered Old Notes, with full power coupled with an interest) to:

•

deliver certificates representing the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon CPRC’s order;

•	present the Old Notes for transfer on the relevant security register;

•

receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes (except that the exchange agent will have no rights to or control over CPRC’s funds, other than as agent for the tendering holders for the purpose of receiving applicable payments pursuant to the exchange offers and consent solicitations); and

•

deliver to CPRC and the applicable trustees evidence of the holders’ consent to the Proposed Amendments with respect to their tendered Old Notes and as certification that the Requisite Consents with respect to such issuance have been received;

all in accordance with the terms and conditions of the exchange offers and consent solicitations as described in this prospectus.

By tendering the Old Notes pursuant to an exchange offer and delivering consents pursuant to a consent solicitation, a holder will be deemed to have represented and warranted (1) that such holder has received and read a copy of this prospectus and understands and agrees to be bound by all of the terms and conditions of the applicable exchange offer and consent solicitation, (2) that such holder has full power and authority to tender, sell, assign, and transfer the Old Notes tendered thereby and that when such Old Notes are accepted for purchase and payment by CPRC, CPRC will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, and (3) that such holder is not located or resident in Canada or otherwise subject to applicable securities laws of Canada or, if located or resident in Canada or otherwise subject to applicable securities laws of Canada, it has completed, signed and submitted to the exchange agent a Canadian eligibility certificate in the form appended to the Canadian offering memorandum. Such holder will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the exchange agent or by CPRC to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered thereby and the delivery of the related consents.

By tendering the Old Notes pursuant to an exchange offer, the holder will be deemed to have agreed that the delivery and surrender of the Old Notes are not effective, and the risk of loss of the Old Notes does not pass to CPRC or the exchange agent, until receipt by the exchange agent of a properly transmitted agent’s message together with all accompanying evidence of authority and any other required documents in form satisfactory to CPRC.

Holders may not transfer record or beneficial ownership of any Old Notes validly tendered into an exchange offer and not validly withdrawn.

The agreement between CPRC and a holder set forth in any agent’s message will be governed by, and construed in accordance with, the laws of the State of New York.

In addition, if the Proposed Amendments to the Old Notes Indentures have become effective, the amendments will apply to all Old Notes that are not acquired in the exchange offers, even though the holders of those Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the Proposed Amendments to that Old Notes Indenture. If the Proposed Amendments become effective, the Old Notes Indentures will have reduced reporting requirements and fewer restrictive terms and afford reduced protection to the remaining holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes. See “Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations”.

Absence of Dissenters’ Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the Old Notes Indentures and the Old Notes, or under the terms of the Old Notes Indentures in connection with the exchange offers and consent solicitations.

Accounting Treatment of the Exchange Offers

We expect that we will account for the exchange offers as debt modifications under United States generally accepted accounting principles. We expect to expense the direct costs incurred with third parties.

Acceptance of Old Notes for Exchange; CPRC Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, CPRC will issue the CPRC Notes in global, book-entry form and pay the cash consideration in connection with the exchange offers on the Settlement Date (in exchange for Old Notes that are properly tendered, and not validly withdrawn, before the Expiration Date and accepted for exchange).

We will be deemed to have accepted validly tendered Old Notes (and will be deemed to have accepted validly delivered consents to the Proposed Amendments for the applicable Old Notes Indenture) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of CPRC Notes and payment of the cash consideration in connection with the exchange of Old Notes accepted by us will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Old Notes for the purpose of receiving consents and Old Notes from, and transmitting CPRC Notes and the cash consideration to, such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Old Notes are withdrawn prior to the Expiration Date, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

It is expected that the Thirteenth Supplemental Indenture for the Proposed Amendments to the Old Notes Indentures will be duly executed and delivered by KCS and the KCS Trustee upon or promptly following the Expiration Date. The Proposed Amendments contained therein will become effective from the Settlement Date.

Procedures for Consent and Tendering Old Notes

If you hold Old Notes and wish to have those notes exchanged for CPRC Notes and the cash consideration, you must validly tender (or cause the valid tender of) your Old Notes using the procedures described in this prospectus. The proper tender of Old Notes will constitute an automatic consent to the Proposed Amendments to the relevant Old Notes Indenture.

The procedures by which you may tender or cause to be tendered Old Notes will depend upon the manner in which you hold the Old Notes, as described below.

Old Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent for the Old Notes will establish accounts with respect to the Old Notes at DTC for purposes of the exchange offers.

The Old Notes of any series may be tendered (and corresponding consents given) only in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof applicable to such series of Old Notes. No alternative, conditional or contingent tenders will be accepted.

Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the applicable minimum authorized denomination and integral multiple in excess thereof, which is a minimum denomination of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

Any DTC participant may tender Old Notes and thereby deliver a consent to the Proposed Amendments to the applicable Old Notes Indenture by effecting a book-entry transfer of the Old Notes to be tendered in the exchange offers into the account of the exchange agent at DTC and electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer before the Expiration Date.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent.

An agent’s message, and any other required documents, must be transmitted to and received by the exchange agent prior to the Expiration Date at the address set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the exchange agent.

There is no letter of transmittal in connection with the exchange offers.

No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations.

Old Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Old Notes are global notes in book-entry form and can only be tendered by following the procedures described under “—Procedures for Consent and Tendering Old Notes—Old Notes Held with DTC by a DTC Participant”. However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender Old Notes on your behalf on or prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CPRC is otherwise required by law to permit withdrawal. Consents to the Proposed Amendments may be revoked at any time prior to the Expiration Date, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments to the applicable Old Notes Indenture.

Beneficial owners desiring to withdraw Old Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of Old Notes subject to the notice and the principal amount of each series of Old Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If you are a beneficial owner of Old Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the applicable exchange offer.

Satisfaction and Discharge of Obligations under Excluded 2023 Old Notes

Shortly following settlement of the exchange offers and consent solicitations, we intend to satisfy and discharge KCS’s obligations under all of KCS’s outstanding 3.000% Senior Notes due 2023 and 3.850% Senior Notes due 2023 (collectively, the “Excluded 2023 Old Notes”), which are not subject to the exchange offers and consent solicitations, and the related indentures by irrevocably depositing with the KCS Trustee cash in U.S. dollars or Government Securities (as defined in the KCS Base Indenture) or a combination thereof, in amounts sufficient to pay when due principal of and interest on the Excluded 2023 Old Notes to the applicable maturity date. Upon such satisfaction and discharge of the Excluded 2023 Old Notes, the KCS Base Indenture and the supplemental indentures pursuant to which the Excluded 2023 Old Notes were issued (collectively, the “Excluded Notes Indentures”) will cease to be of further effect as to the Excluded 2023 Old Notes, except with respect to those obligations under the Excluded Notes Indentures that survive the satisfaction and discharge thereof.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the exchange offers will be determined by us and our determination will be final and binding. We reserve the right to reject any or all tenders not in proper form or the acceptance for exchange of which may be unlawful. We also reserve the right to waive any defect or irregularity in the tender of any Old Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. None of CPRL, its subsidiaries (including CPRC and KCS), the exchange agent, the information agent, the dealer managers, the solicitation agents, the KCS Trustee or the Trustee, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such Old Notes by crediting an account maintained at DTC designated by such participant promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We or any of our affiliates may, to the extent permitted by applicable law and the applicable Old Notes Indenture, after the Settlement Date, acquire, discharge, defease or redeem some or all of the Old Notes that are not tendered and accepted in the exchange offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the applicable Old Notes Indenture, as the case may be. The terms of any such transaction may be more or less favorable to holders than the terms of the applicable exchange offer. We cannot assure you whether we or our affiliates will choose to pursue any of these alternatives.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the exchange agent (as payer) (or other applicable withholding agent) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of Old Notes must timely provide the exchange agent (or other applicable withholding agent) with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, most corporations and certain non-U.S. persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions”, and sign, date and send the IRS Form W-9 to the exchange agent (or other applicable withholding agent). Non-U.S. persons, including entities, may qualify as exempt recipients by submitting to the exchange agent (or other applicable withholding agent), a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s non-U.S. status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) can be obtained from the IRS or from the exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent (or other applicable withholding agent) is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to Old Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the exchange agent (or other applicable withholding agent) would be required to withhold on any payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to backup withholding will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of CPRC, CPRL and KCS reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

GBSC has been appointed as the exchange agent for the exchange offers and consent solicitations for the Old Notes. Consents and all correspondence in connection with the exchange offers of the Old Notes should be sent or delivered by each holder of the Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to GBSC at the address and telephone number set forth on the back cover page of this prospectus.

We will pay the exchange agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

GBSC has been appointed as the information agent for the exchange offers and consent solicitations for the Old Notes, and will receive customary compensation for its services.

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. Holders of any Old Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers and Solicitation Agents

We have retained BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC to act as the dealer managers and solicitation agents in connection with the exchange offers and consent solicitations for the Old Notes. We will pay the dealer managers and solicitation agents a customary fee as compensation for its services. We will pay a fee to the dealer managers and solicitation agents for soliciting acceptances of the exchange offers and consent solicitations. That fee is based on the size and success of the exchange offers and consent solicitations and will be payable on completion of the exchange offers and consent solicitations. We will pay the fees and expenses relating to the exchange offers and consent solicitations. We have also agreed to reimburse the dealer managers and solicitation agents for certain expenses. The obligations of the dealer managers and solicitation agents to perform its functions is subject to various conditions. We have agreed to indemnify the dealer managers and solicitation agents, and the dealer managers and solicitation agents have agreed to indemnify us, against various liabilities, including various liabilities under the federal securities laws. The dealer managers and solicitation agents may contact holders of Old Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offers and consent solicitations to beneficial holders. Questions regarding the terms of the exchange offers and consent solicitations may be directed to the dealer managers and solicitation agents at its addresses and telephone numbers listed on the back cover page of this prospectus. At any given time, the dealer managers and solicitation agents may trade the Old Notes or other of our securities for their own accounts or for the accounts of its customers and, accordingly, may hold a long or short position in the Old Notes. The dealer managers and solicitation agents and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

The dealer managers and solicitation agents are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment bank, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In addition, if the dealer managers and solicitation agents or their affiliates have a lending relationship with us, certain of those dealer managers and solicitation agents or their affiliates routinely hedge, certain of their dealer managers or their affiliates are likely to hedge and certain other of those dealer managers and solicitation agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these dealer managers and solicitation agents or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the CPRC Notes.

To the extent that the dealer managers and solicitation agents or their affiliates own Old Notes during the exchange offers and consent solicitations, they may (but are not required to) tender such Old Notes under the terms of the exchange offers and consent solicitations.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the Old Notes will be borne by us. The principal solicitations are being made by electronic delivery and/or mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers and solicitation agents, as well as by officers and other employees of CPRL, CPRC and each of their respective affiliates.

Tendering holders of the Old Notes will not be required to pay any fee or commission to the dealer managers and solicitation agents or CPRC. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE CPRC NOTES AND THE OLD NOTES

The following is a summary comparison of the material terms of the CPRC Notes and the Old Notes that differ. The CPRC Notes issued in the applicable exchange offers will be governed by the CPRC Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the CPRC Indenture and the Old Notes Indentures. Copies of those indentures are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

Terms used in the comparison of the CPRC Notes and the Old Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the CPRC Indenture or the Old Notes Indentures, as applicable. Article and section references in the descriptions of the notes below refer to the indenture under which the applicable notes were or will be issued.

The description of the Old Notes reflects the Old Notes as currently constituted by the Old Notes Indentures and does not reflect any changes to the covenants and other terms of the Old Notes or the Old Notes Indentures that may be effected following the consent solicitations as described under “The Proposed Amendments”. The summary of the Old Notes reflects a summary of the KCS Base Indenture and any material differences in earlier Old Notes Indentures noted.

TERMS	OLD NOTES	CPRC NOTES
Certificates of Compliance	Section 4.04 of the KCS Base Indenture	Section 9.02 of the CPRC Base Indenture

	The Issuer shall deliver to the Trustee within 90 days after the end of each fiscal year of the Issuer a written statement signed by the principal executive officer, principal financial officer or principal accounting officer, the president, any vice president, the treasurer or the secretary of the Issuer, which need not constitute an Officer’s Certificate, stating that a review has been conducted of the Issuer’s activities and those of the Guarantors and of the Issuer’s and the Guarantors’ performance under this Indenture and that, to the best of such Person’s knowledge, the Issuer and the Guarantors have fulfilled all obligations hereunder (or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default and the nature and status thereof).	The Corporation shall deliver to the Trustee annually within 120 days (or such longer period as the Trustee in its discretion may consent to) after the end of each fiscal year, and at any other reasonable time if the Trustee so requires, an Officers’ Certificate stating that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, non-compliance with which would, with the giving of notice or the lapse of time, or both, constitute an Event of Default hereunder or, if the Corporation has not complied with all such requirements, giving particulars as to each non-compliance.

Maintenance of Corporate Existence	N/A	Section 9.05 of the CPRC Base Indenture

	The Old Notes Indentures do not have a “Maintenance of Corporate Existence” provision.	Subject to Article Seven, the Corporation will do or cause to be done all things necessary to

TERMS	OLD NOTES	CPRC NOTES
preserve and keep in full force and effect its corporate existence in good standing and will conduct its business in a prudent manner.

Merger, Consolidation or Sale of Assets	Section 5.01 of the KCS Base Indenture	Section 7.01 of the CPRC Base Indenture

Neither the Issuer nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer or such Guarantor unless:

(a) the Issuer or such Guarantor shall be the continuing Person, or the Person (if other than the Issuer or such Guarantor) formed by such consolidation or into which the Issuer or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuer or such Guarantor under the Securities (including any supplemental indentures establishing the terms of such

The Corporation shall not enter into any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its assets would become the property of any other Person (herein called a “Successor”) unless:

(1) prior to or contemporaneously with the consummation of such transaction the Corporation and/or the Successor shall have executed such instruments, which may include a supplemental indenture, and done such things, if any, as are necessary or advisable to establish that upon the consummation of such transaction: (i) the Successor will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Securities of every series; and (ii) the Securities of every series will be valid and binding obligations of the Successor entitling the Holders thereof, as against the Successor to all the rights of Holders of Securities under this Indenture; it being understood, for greater certainty, that no supplemental indenture shall be required if the transaction in question is an amalgamation of the Corporation with any one or more corporations, which amalgamation is governed by the statutes of Canada or any province thereof and upon the effectiveness of such amalgamation, the Successor shall continue to be

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Securities), the Note Guarantee, this Indenture and any Registration Rights Agreement, as applicable; provided that this clause (a) shall not apply with respect to a Guarantor whose Note Guarantee is released as described in Section 9.04 hereof;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this Section 5.01.

liable for all of the covenants and obligations of the Corporation under this Indenture in respect of the Securities of every series by operation of law;

(2) the Successor is a corporation, company, partnership, or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia;

(3) the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such transaction and such supplemental indenture comply with this Article and all conditions precedent herein provided for relating to such transaction have been complied with; and

(4) immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Section 4.03 of the 2026 Old Notes Indenture

Amends the KCS Base Indenture with respect to the 2026 Old Notes to provide that:

“Neither the Issuer nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer or such Guarantor unless:

TERMS	OLD NOTES	CPRC NOTES

(a) the Issuer or such Guarantor shall be the continuing Person, or the Person (if other than the Issuer or such Guarantor) formed by such consolidation or into which the Issuer or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuer or such Guarantor under the Securities, the Note Guarantee and this Indenture, as applicable; provided that this clause (a) shall not apply with respect to a Guarantor whose Note Guarantee is released as described in Section 9.04 hereof;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this Section 5.01.”

Section 4.03 of the 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture

TERMS	OLD NOTES	CPRC NOTES

Section 4.03 in each of the 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture has materially similar language to Section 4.03 of the 2026 Old Notes Indenture with respect to merger, consolidation and sale of assets.

Successor Substituted	Section 5.02 of the KCS Base Indenture	Section 7.02 of the CPRC Base Indenture

	Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer or any Guarantor in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Issuer or any Guarantor is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture with the same effect as if such successor Person had been named as the Issuer or such Guarantor herein.	Whenever the conditions of Section 7.01 hereof shall have been duly observed and performed the Successor shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise and any actor proceeding by any provision hereof required to be done or performed by any Director or Officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the Successor.

Reports	Article IV of the 2043 Old Notes Indenture	Section 15.03 of the CPRC Base Indenture

Amends the KCS Base Indenture with respect to the 2043 Old Notes to provide that:

(a) Whether or not the Issuer is required to file reports with the Commission, the Issuer shall file with the Commission all such reports and other information when and as the Issuer would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if

The Company shall:

(1) file with the Trustee, within 15 days after the Parent is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Parent may be required to file

TERMS	OLD NOTES	CPRC NOTES

the Issuer were subject thereto, unless the Commission does not permit such filings, in which case the Issuer shall provide such reports and other information to the Trustee (within the same time periods that would be applicable if the Issuer were required and permitted to file reports with the Commission) and instruct the Trustee to mail such reports and other information to Holders at their addresses set forth on the Note Register. The Issuer shall supply the Trustee and each Holder of 4.30% Senior Notes or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. Notwithstanding the foregoing sentence, the Trustee and each Holder 4.30% Senior Notes shall be deemed to have been supplied the foregoing reports and other information at the time the Trustee or such Holder may electronically access such reports and other information by means of the Commission’s homepage on the internet or at the Issuer homepage on the internet.

(b) For so long as any Notes remain outstanding, the Issuer will furnish to the Holders of 4.30% Senior Notes, beneficial owners of the 4.30% Senior Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described in clause (a) of this Section 4.09 and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Delivery of the reports and other information described in clause (a) of this Section 4.09 to the Trustee is for informational purposes only and the Trustee’s with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or if the Parent is not required to file information, documents, or reports pursuant to either of such Sections, then the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) transmit to all Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(4) Delivery of such reports, information and documents to the Trustee is for informational

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	receipt of such reports or other information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).	purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Article IV of the 2045 Old Notes Indenture and Section 4.02 of the 2026 Old Notes Indenture, 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture

Article IV of the 2045 Old Notes Indenture and Section 4.02 in each of the 2026 Old Notes Indenture, 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture have materially similar language to Article IV of the 2043 Old Notes Indenture with respect to reports.

Events of Default	Section 6.01 of the KCS Base Indenture	Section 5.01 of the CPRC Base Indenture

Each of the following is an “Event of Default” with respect to the Securities of any series:

(a) default in the payment of principal of (or premium, if any, on) any Security of such series when the same becomes due at maturity, upon acceleration, redemption or otherwise;

(b) default in the payment of interest on the Securities of such series when due and such default continues for a period of 30 days;

(c) default in the performance of any covenant of the Issuer or a Guarantor in this Indenture (other than a default specified in clause

“Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default by the Corporation in the payment of all or any part of the principal of any of the Securities of such series when the same becomes due under any

TERMS	OLD NOTES	CPRC NOTES

(a) or (b) above), and such default continues for a period of 90 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series;

(d) a court having jurisdiction in the premises enters a decree or order for: (i) relief in respect of the Issuer or a Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor, or (iii) the winding-up or liquidation of the affairs of the Issuer or a Guarantor; and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(e) the Issuer or a Guarantor: (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor; or (iii) effects any general assignment for the benefit of creditors;

(f) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor provision hereof or of such Securities;

(2) default by the Corporation in the payment of any interest upon any of the Securities of such series when and as the same shall become due and payable, and continuance of such default for a period of 30 days;

(3) default by the Corporation in the observance or performance of any other covenant or condition contained in the Securities of such series or in this Indenture to be observed or performed on the part of the Corporation and continuance of such default for a period of 60 days after notice in writing has been given by the Trustee to the Corporation, or if given by Holders, to the Corporation and the Trustee, specifying such default and requiring the Corporation to put an end to the same, which notice the Trustee may give on its own initiative and shall give when requested to do so by the Holders of not less than 25% in aggregate principal amount of the Securities of all series then Outstanding affected thereby;

(4) default by the Corporation or any Subsidiary in the payment of the principal of, premium, if any, or interest on any indebtedness for borrowed money having an outstanding principal amount in excess of the greater of $150 million and 2% of the Shareholders’ Equity of the Corporation in the aggregate at the time of default or default in the performance of any other covenant of the Corporation or any Subsidiary contained in any instrument under which such indebtedness is created or issued and the holders thereof, or a trustee, if any, for such holders,

TERMS	OLD NOTES	CPRC NOTES

or Person acting on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under this Indenture or any Note Guarantee and such default continues for a period of 10 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series;

(g) (i) the Concession Title shall cease to grant to KCSM the rights provided therein as of the date hereof and such cessation has had a material adverse effect on the Issuer and its Subsidiaries taken as a whole, (ii) (x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to KCSM shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on the Issuer and its Subsidiaries taken as a whole, or (iii) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more; and

(h) any other Event of Default established pursuant to Section 2.01 hereof with respect to the Securities of such series occurs.

declare such indebtedness to be due and payable prior to the stated maturities of such indebtedness (“accelerated indebtedness”), and such acceleration shall not be rescinded or annulled, or such default under such instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such indebtedness, provided that if (a) such accelerated indebtedness is the result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set forth in such instrument, it will not be considered an Event of Default under this Section 5.01(4) until 30 days after such acceleration, or (b) if such accelerated indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (i) if such accelerated indebtedness is, by its terms, non recourse to the Company or the Railroad Subsidiaries, it shall not be considered an Event of Default for purposes of this Indenture; or (ii) if such accelerated indebtedness is recourse to the Company or the Railroad Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven

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days before being considered an Event of Default for purposes of this Indenture;

(5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, the issuance of a sequestration order or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or in receipt of any substantial part of the property of the Corporation or the ordering of the winding up, liquidation or dissolution of the Corporation, and any such decree, order or appointment continues unstayed and in effect for a period of 90 consecutive days; or the making by the Corporation or any Significant Subsidiary of a general assignment for the benefit of its creditors or other acknowledgment by the Corporation or any Significant Subsidiary of its insolvency, or the making of a bankruptcy receiving order against the Corporation or any Significant Subsidiary if the Corporation or any Significant Subsidiary fails to file an appeal therefrom within the applicable appeal period or, if the Corporation or any such Significant Subsidiary does file an appeal therefrom within such period, such order is not within a period of 60 days from the date thereof, and does not remain, vacated, discharged or stayed, or

TERMS	OLD NOTES	CPRC NOTES

the making by the Corporation or any Significant Subsidiary of an authorized assignment or a proposal to its creditors, or the seeking of relief, under any bankruptcy or insolvency or analogous law (including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada)), or the consenting to, or acquiescence by the Corporation or any Significant Subsidiary in, the appointment of a trustee, custodian, receiver or receiver and manager or any other officer with similar powers of the Corporation or any such Significant Subsidiary or of all of the assets of the Corporation or any such Significant Subsidiary or any part thereof the loss of which could reasonably be expected to materially and adversely affect the ability of the Corporation to perform its obligations under this Indenture; or

(6) any other Event of Default provided in or pursuant to the supplemental indenture, Directors’ Resolution or Officers’ Certificate establishing the terms of such series of Securities as provided in Section 3.01 or in the form or forms of Security for such series.

Limitations on Secured Indebtedness and Indebtedness of Non-Guarantor Subsidiaries	Article IV of the 2043 Old Notes Indenture	Section 9.01(3) of the CPRC Base Indenture

	Amends the KCS Base Indenture with respect to the 2043 Old Notes to provide that: “(a) If the Issuer or any of the Issuer’s Significant Subsidiaries that is a Guarantor creates or	The Corporation hereby covenants and agrees that, subject to all the provisions of this Indenture: . . . so long as any of the Securities remain outstanding, it will not, and will not permit any Subsidiary to, create, assume or otherwise

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permits any lien of any kind upon (1) any stock or indebtedness, whether owned on the Issue Date or thereafter acquired, of any of the Issuer’s Significant Subsidiaries that is a Guarantor or (2) any indebtedness, whether owned on the Issue Date or thereafter acquired, of the Issuer or any of the Issuer’s Significant Subsidiaries that is a Guarantor, in each case, to secure any Debt (other than the 4.30% Senior Notes) of the Issuer, any of the Issuer’s Subsidiaries or any other person, the Issuer will cause the outstanding 4.30% Senior Notes to be secured equally and ratably with that Debt, unless the aggregate principal amount of all such secured Debt then outstanding (together with any Debt outstanding under clauses (i), (iii), (iv) and (v) of Section 4.06(b)) would not exceed 10.0% of the Issuer’s Consolidated Net Assets. Subject to Section 4.06(b), this Section 4.06 does not (i) restrict any other property of the Issuer or its Subsidiaries or (ii) prohibit the sale by the Issuer or any of its Subsidiaries of any stock or indebtedness of any Subsidiary, including any Significant Subsidiary.

(b) The Issuer shall not permit any of its Subsidiaries that is not a Guarantor to incur any Debt, except:

(i) Debt with a final maturity of not more than 365 days;

(ii) intercompany Debt owed to the Issuer or any of its Subsidiaries;

(iii) Debt of any joint venture to which the Issuer or any of its Subsidiaries is a party;

(iv) any Existing KCSM Notes and any Secured Debt of any

have outstanding any Security Interest, except for Permitted Encumbrances, on or over any present or future Railway Properties of the Corporation or any of its Subsidiaries or on any shares in the capital stock of any Railroad Subsidiary securing any Indebtedness of any Person without also at the same time or prior thereto securing equally and ratably with such other Indebtedness all of the Securities then Outstanding under the Indenture.

TERMS	OLD NOTES	CPRC NOTES

Subsidiary of the Issuer that is not a Guarantor, in each case, outstanding on the Issue Date; and

(v) Debt not otherwise permitted by this Section 4.06(b) in an aggregate principal amount, at any one time outstanding, not to exceed $150.0 million less the aggregate principal amount of any Existing KCSM Notes outstanding at the time of such incurrence (but not less than $0);

provided that, the limitations set forth in this Section 4.06(b) shall not apply to Meridian Speedway, LLC.”

Article IV of the 2045 Old Notes Indenture and Section 4.02 of the 2026 Old Notes Indenture, 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture

Article IV of the 2045 Old Notes Indenture and Section 4.02 in each of the 2026 Old Notes Indenture, 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture have materially similar language to Article IV of the 2043 Old Notes Indenture with respect to limitations on indebtedness.

Offer to Repurchase upon Change of Control Repurchase Event	Article IV of the 2043 Old Notes Indenture	Section 4.1 of the CPRC Notes Supplemental Indenture

Amends the KCS Base Indenture with respect to the 2043 Old Notes to provide that:

“(a) If a Change of Control Repurchase Event occurs, the Issuer will be required to make an offer to each Holder of the 4.30% Senior Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s 4.30% Senior Notes at a

(a) Upon the occurrence of a Change of Control Triggering Event in respect of the Notes, unless all the Notes have been called for redemption pursuant to Section 3.1, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof) of such Holder’s Notes at an offer price in cash equal to the Change of Control Payment.

TERMS	OLD NOTES	CPRC NOTES

repurchase price in cash equal to 101% of the aggregate principal amount of the 4.30% Senior Notes repurchased plus accrued interest, if any, to but excluding the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Issuer’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Issuer shall mail to each Holder of the 4.30% Senior Notes, with a copy to the Trustee, a notice:

(i) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) offering to repurchase the 4.30% Senior Notes;

(iii) setting forth the payment date for the repurchase of the 4.30% Senior Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv) if mailed prior to the date of consummation of the Change of Control, stating that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice;

(v) stating that any 4.30% Senior Note not tendered will continue to accrue interest;

(vi) stating that, unless the Issuer defaults in the payment of the repurchase price, all 4.30% Senior Notes accepted for payment pursuant to the repurchase offer will cease to accrue interest after the payment date specified in the notice; and

(vii) specifying the procedure for tendering 4.30% Senior Notes.

(b) Within 30 days following any Change of Control Triggering Event, the Issuer shall send a notice to each Holder of Notes of the applicable series describing the transaction or transactions that constitute the Change of Control Triggering Event and specifying:

(i) that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered will be accepted for payment;

(ii) the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) the CUSIP number for the Notes;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date,

TERMS	OLD NOTES	CPRC NOTES

(b) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 4.30% Senior Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such conflict.

(c) On the repurchase date following a Change of Control Repurchase Event (the “Change of Control Payment Date”), the Issuer will, to the extent lawful:

(i) accept for payment all 4.30% Senior Notes or portions of 4.30% Senior Notes properly tendered pursuant to the Issuer’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all 4.30% Senior Notes or portions of 4.30% Senior Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the 4.30% Senior Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 4.30% Senior Notes being purchased by the Issuer.

(d) The Paying Agent will promptly mail to each Holder of 4.30% Senior Notes properly tendered the purchase price for the 4.30% Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased;

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to U.S.$2,000 in principal amount or an integral multiple of U.S.$1,000 in excess thereof; and

(ix) if such notice is mailed prior to the date of the occurrence of the Change of Control Triggering Event, that the Change of Control Offer is conditional on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c) The Issuer shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Issuer shall comply with the requirements of Rule 14e–1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of the applicable series as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of such conflict.

TERMS	OLD NOTES	CPRC NOTES

Holder of 4.30% Senior Notes a new 4.30% Senior Note equal in principal amount to any unpurchased portion of any 4.30% Senior Notes surrendered; provided that each new 4.30% Senior Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(e) The Issuer will not be required to make an offer to repurchase the 4.30% Senior Notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer set forth in the Indenture and such third party purchases all 4.30% Senior Notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption for all outstanding 4.30% Senior Notes has been given pursuant to Section 3.03 of the Original Indenture.”

(d) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e) The Paying Agent will promptly mail to each Holder of Notes of the applicable series properly tendered the Change of Control Payment for such series of Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.1 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly

TERMS	OLD NOTES	CPRC NOTES

tendered and not withdrawn under such Change of Control Offer.

(g) The Issuer may make a Change of Control Offer in advance of, but conditioned on, the occurrence of a Change of Control Triggering Event but otherwise in accordance with the provisions of this Section 4.1.

(h) The Issuer shall be solely responsible for monitoring the occurrence of a Change of Control Triggering Event.

Article IV of the 2045 Old Notes Indenture and Section 4.02 of the 2026 Old Notes Indenture, 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture

Article IV of the 2045 Old Notes Indenture and Section 4.02 in each of the 2026 Old Notes Indenture, 2048 Old Notes Indenture, 2029 Old Notes Indenture, 2069 Old Notes Indenture and 2050 Old Notes Indenture have materially similar language to Article IV of the 2043 Old Notes Indenture with respect to change of control repurchase events.

Additional Amounts	N/A	Section 9.07 of the CPRC Base Indenture

	The Old Notes Indentures do not have an “Additional Amounts” provision.	All payments made by the Corporation under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency

TERMS	OLD NOTES	CPRC NOTES

therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless the Corporation is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If the Corporation is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Corporation will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to certain “Excluded Holders”, as is defined in the CPRC Base Indenture.

The Corporation will also:

(i) make such withholding or deduction; and

(ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Corporation will furnish to the Trustee and Holders of the Securities, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Corporation.

TERMS	OLD NOTES	CPRC NOTES

The Corporation will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:

(i) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities;

(ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(iii) any Canadian Taxes imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Canadian Taxes on such Holder’s net income.

In any event, no Additional Amounts or indemnity will be payable with respect to taxes imposed directly or indirectly under FATCA and no Additional Amounts or indemnity will be payable in excess of the Additional Amounts or indemnity which would be required if the Holder was a resident of the United States for purposes of, and entitled to claim the benefits under, the Canada-United States Income Tax Convention (1980), as amended.

Tax Redemption	N/A	Section 10.08 of the CPRC Base Indenture

	The Old Notes Indentures do not have a “Tax Redemption” provision.	The Securities of a series will be subject to redemption in whole, but not in part, at the option of the Corporation, at any time, on not less than 30 nor more than 60 days prior written notice, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, in

TERMS	OLD NOTES	CPRC NOTES

the event there is more than an insubstantial risk that the Corporation has become or would become obligated to pay, on the next date on which any amount would be payable with respect to any such Securities, any Additional Amounts as a result of an amendment to or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of the applicable prospectus by which such Securities are offered and sold. No redemption shall be made pursuant to this paragraph unless:

(i) The Corporation shall have received an opinion of independent Counsel that there is more than an insubstantial risk that Additional Amounts will be payable on the next payment date in respect of such series of Securities;

(ii) The Corporation shall have delivered to the Trustee an Officers’ Certificate stating that the Corporation is entitled to redeem such Securities pursuant to the terms of such series of Securities; and

(iii) At the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of the Old Notes to, among other things, provide for fewer restrictive terms in the Old Notes Indentures. Once the Proposed Amendments described below become effective with respect to any series of Old Notes, the amendments will apply to all Old Notes of such series not tendered in the applicable exchange offer. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the Proposed Amendments, which will have fewer restrictive terms and afford reduced protection to the remaining holders of Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes. See “Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations—If the Proposed Amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the remaining holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CPRC Notes”.

The descriptions below of the provisions of the Old Notes Indentures to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Old Notes Indentures and the form of supplemental indenture to the Old Notes Indentures that contain the amendments to become effective if the Requisite Consents are obtained. A form of supplemental indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.

The Proposed Amendments for each of the Old Notes Indentures with respect to each series of Old Notes constitute a single proposal with respect to that series of notes, and a consenting holder of that series of Old Notes must consent to the Proposed Amendments in their entirety and may not consent selectively with respect to certain of the Proposed Amendments.

Pursuant to the Old Notes Indentures and related supplemental indenture for each series of Old Notes, the Proposed Amendments require that the Requisite Consent with respect to the applicable series of Old Notes must be received. The Requisite Consents are set forth in the table below.

The table below sets forth, with respect to each series of Old Notes, among other things: the relevant Old Notes Indenture, and the requisite consent applicable to such series of Old Notes (the “Requisite Consents”):

Title of Series of Old Notes	Indenture	Requisite Consent

3.125% Senior Notes due 2026	KCS Base Indenture; 2026 Old Notes Indenture	Majority by series(1)
2.875% Senior Notes due 2029	KCS Base Indenture; 2029 Old Notes Indenture	Majority by series(1)
4.300% Senior Notes due 2043	KCS Base Indenture; 2043 Old Notes Indenture	Majority by series(1)
4.950% Senior Notes due 2045	KCS Base Indenture; 2045 Old Notes Indenture	Majority by series(1)
4.700% Senior Notes due 2048	KCS Base Indenture; 2048 Old Notes Indenture	Majority by series(1)
3.500% Senior Notes due 2050	KCS Base Indenture; 2050 Old Notes Indenture	Majority by series(1)
4.200% Senior Notes due 2069	KCS Base Indenture; 2069 Old Notes Indenture	Majority by series(1)

(1)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Old Notes is:

Title of Series of Old Notes	Principal Amount Outstanding

3.125% Senior Notes due 2026	$ 250,000,000
2.875% Senior Notes due 2029	$ 425,000,000
4.300% Senior Notes due 2043	$ 448,651,000
4.950% Senior Notes due 2045	$ 499,165,000
4.700% Senior Notes due 2048	$ 500,000,000
3.500% Senior Notes due 2050	$ 550,000,000
4.200% Senior Notes due 2069	$ 425,000,000

The valid tender of a holder’s Old Notes will constitute the consent of the tendering holder to the Proposed Amendments in their entirety.

If the Requisite Consent Condition is satisfied as of the Expiration Date, and all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, each of the sections or provisions listed below will be deleted or modified (as indicated) with respect to the relevant Old Notes Indenture for each affected series of Old Notes.

Modifications and Deletions to the KCS Base Indenture Applicable to the Old Notes

•	Section 4.03 (“Notice of Defaults”) (deleted with respect to the Old Notes except as required by the Trust Indenture Act);

•	Section 4.04 (“Statements as to Compliance”) (modified with respect to the Old Notes to require only compliance with Section 314(a) of the Trust Indenture Act);

•

Section 5.01 (“Merger, Consolidation or Sale of Assets”) (modified with respect to the Old Notes to (i) eliminate the applicability of this covenant to guarantors under the KCS Base Indenture, (ii) remove any restrictions on KCS’s conveying or transferring its properties and assets substantially as an entirety to any Person and (iii) require only, as a condition to consolidate or merge with or into another Person, that the Person formed by or surviving a consolidation or merger (if other than KCS) assumes all the obligations of KCS pursuant to a supplemental indenture in the form reasonably satisfactory to the KCS Trustee, under the corresponding Old Notes and Old Notes Indentures);

•	Section 5.02 (“Successor Substituted”) (modified with respect to the Old Notes to conform to changes made to Section 5.01); and

•	Section 6.01 (“Events of Default”) (modified with respect to the Old Notes to remove clauses (c), (d), (e) and (g) thereof).

Deletions to the 2026 Old Notes Indenture:

•	Section 4.02 (“Amendments to Article IV of the Original Indenture”);

•	Section 4.03 (“Amendment to Article V of the Original Indenture”); and

•	The Events of Default listed in clauses (c), (d), (e) and (g) of paragraph 16 of the applicable U.S. Global Security (as defined in the KCS Base Indenture).

Deletions to the 2029 Old Notes Indenture:

•	Section 4.02 (“Amendments to Article IV of the Original Indenture”);

•	Section 4.03 (“Amendment to Article V of the Original Indenture”);

•	Section 4.04 (“Amendments to Article VI of the Original Indenture”); and

•	The Events of Default listed in clauses (c), (d), (e) and (g) of paragraph 16 of the applicable U.S. Global Security.

Deletions to the 2043 Old Notes Indenture:

•	Article IV (“Covenants”); and

•	The Events of Default listed in clauses (c), (d), (e) and (g) of paragraph 16 of the applicable U.S. Global Security.

Deletions to the 2045 Old Notes Indenture:

•	Article IV (“Covenants”); and

•	The Events of Default listed in clauses (c), (d), (e) and (g) of paragraph 16 of the applicable U.S. Global Security.

Deletions to the 2048 Old Notes Indenture:

•	Section 4.02 (“Amendments to Article IV of the Original Indenture”);

•	Section 4.03 (“Amendment to Article V of the Original Indenture”);

•	Section 4.04 (“Amendments to Article VI of the Original Indenture”); and

•	The Events of Default listed in clauses (c), (d), (e) and (g) of paragraph 16 of the applicable U.S. Global Security.

Deletions to the 2050 Old Notes Indenture:

•	Section 4.02 (“Amendments to Article IV of the Original Indenture”);

•	Section 4.03 (“Amendment to Article V of the Original Indenture”);

•	Section 4.04 (“Amendments to Article VI of the Original Indenture”); and

•	The Events of Default listed in clauses (c), (d), (e) and (g) of paragraph 16 of the applicable U.S. Global Security.

Deletions to the 2069 Old Notes Indenture:

•	Section 4.02 (“Amendments to Article IV of the Original Indenture”);

•	Section 4.03 (“Amendment to Article V of the Original Indenture”);

•	Section 4.04 (“Amendments to Article VI of the Original Indenture”); and

•	The Events of Default listed in clauses (c), (d), (e) and (g) of paragraph 16 of the applicable U.S. Global Security.

Conforming changes, etc.: The Proposed Amendments would also amend the Old Notes Indentures, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the Old Notes Indentures, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such series of Old Notes and the corresponding provisions of the applicable Old Notes Indenture to be amended.

The deletion or modification of the restrictive covenants contemplated by the Proposed Amendments would, among other things, permit us and KCS and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Old Notes. See “Risk Factors”, “Description of the Differences between the CPRC Notes and the Old Notes”, “The Exchange Offers and Consent Solicitations”, “The Proposed Amendments” and “Description of the CPRC Notes and Guarantee”.

Effectiveness of Proposed Amendments

It is expected that the Thirteenth Supplemental Indenture for the Proposed Amendments to the Old Notes Indentures will be duly executed and delivered by KCS and the KCS Trustee following the Expiration Date. The Proposed Amendments contained therein will become effective from the Settlement Date.

DESCRIPTION OF THE CPRC NOTES AND GUARANTEE

The following description of the terms of the CPRC Notes is qualified in its entirety by reference to the CPRC Indenture, as supplemented, under which the notes are to be issued. Capitalized terms used but not defined in the prospectus have the meanings ascribed to them in the CPRC Indenture. In this section only, “Canadian Pacific Railway”, “us”, “we” or “our” mean Canadian Pacific Railway Company without any of its subsidiaries.

General

CPRL will fully and unconditionally guarantee the payment of the principal (and premium, if any) and interest, on the CPRC Notes, and any additional amounts payable with respect to the CPRC Notes, when they become due and payable, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise. The CPRC Notes and the related guarantees will be part of our and CPRL’s respective unsecured obligations and will rank equally with all of our and CPRL’s existing and future unsecured and unsubordinated indebtedness.

The CPRC Notes will be issued in whole or in part in the form of one or more global securities registered in the name of DTC or its nominee and, in such case, beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—CPRC Notes in Global Form” and “—Book-Entry System” below.

The CPRC Notes offered by this registration statement will bear interest at the rate as specified in the table below and will mature as specified below.

Title of Series	Interest Rate	Maturity Date
3.125% CPRC Notes due 2026	3.125%	June 1, 2026
2.875% CPRC Notes due 2029	2.875%	November 15, 2029
4.300% CPRC Notes due 2043	4.300%	May 15, 2043
4.950% CPRC Notes due 2045	4.950%	August 15, 2045
4.700% CPRC Notes due 2048	4.700%	May 1, 2048
3.500% CPRC Notes due 2050	3.500%	May 1, 2050
4.200% CPRC Notes due 2069	4.200%	November 15, 2069

If you tender your Old Notes in the exchange offers, an amount will be paid, by or on behalf of KCS, equal to any accrued and unpaid interest up to, but not including, the Settlement Date on the Old Notes which are validly tendered and accepted. The CPRC Notes you receive in exchange for Old Notes will accrue interest from and including the Settlement Date; provided that interest will only accrue with respect to the aggregate principal amount of CPRC Notes you receive, which will be less than the principal amount of Old Notes you tendered for exchange in the event that your Old Notes are tendered after the Early Participation Date. CPRC will pay interest on the CPRC Notes to the person in whose name the CPRC Notes are registered as follows (the “Interest Payment Dates”).

Title of Series	Interest Payment Dates	Record Dates

3.125% CPRC Notes due 2026	June 1 and December 1	May 15 and November 15
2.875% CPRC Notes due 2029	May 15 and November 15	May 1 and November 1
4.300% CPRC Notes due 2043	May 15 and November 15	May 1 and November 1
4.950% CPRC Notes due 2045	February 15 and August 15	February 1 and August 1
4.700% CPRC Notes due 2048	May 1 and November 1	April 15 and October 15
3.500% CPRC Notes due 2050	May 1 and November 1	April 15 and October 15
4.200% CPRC Notes due 2069	May 15 and November 15	May 1 and November 1

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments for the CPRC Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity, as the case may be. If any Interest Payment Date or the maturity date of the CPRC Notes falls on a day that is not a business day, the related payment of principal, premium, if any, or interest will be postponed to the next succeeding business day, and no interest on such payment will accrue for the period from and after such Interest Payment Date or the maturity date, as the case may be as a result of such delay.

Payment of principal, premium, if any, and interest on the CPRC Notes will be made in U.S. dollars.

Each series of CPRC Notes will constitute a separate series of Securities under the Trust Indenture entered into between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), on September 11, 2015 (as supplemented, the “CPRC Indenture”).

We may, from time to time, without notice to or the consent of holders of the CPRC Notes, create and issue additional notes under the CPRC Indenture in addition to the aggregate principal amount of CPRC Notes offered for exchange hereby. Such additional notes will rank equally with the CPRC Notes offered hereby in all respects (or in all respects except for the issue date, payment of interest accruing prior to the issue date of the new notes or except for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with the CPRC Notes offered for exchange hereby, and have the same terms as to status, redemption and otherwise as the CPRC Notes offered for exchange hereby. In the event that additional notes are issued, we will prepare a new prospectus, provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a new CUSIP number and a new ISIN number.

Other than the protections which may otherwise be afforded to holders of the CPRC Notes as a result of the operation of the covenants described in this prospectus, there are no covenants or other provisions in the CPRC Indenture or the CPRC Notes limiting our ability to seek additional sources of financing, pay dividends or otherwise engage in other capital transactions that might increase our leverage or decrease the amount of assets available to service our debt.

The provisions of the CPRC Indenture relating to the payment of additional amounts in respect of Canadian withholding taxes in certain circumstances (described under the heading “—Additional Amounts”) and the provisions of the CPRC Indenture relating to the redemption of debt securities in the event of specified changes in Canadian withholding tax law on or after the date of this prospectus (described under the heading “—Tax Redemption”) will apply to the CPRC Notes.

The CPRC Notes will be subject to the provisions of the CPRC Indenture relating to the defeasance and covenant defeasance as described in this prospectus under the heading “—Defeasance”.

The CPRC Notes will not be entitled to the benefits of any sinking fund.

Optional Redemption

CPRC may elect to redeem all or part of the outstanding notes of a series of CPRC Notes from time to time prior to the applicable Par Call Date (as set forth in the table below) at a make-whole call equal to the greater of (i) 100% of the principal amount of the CPRC Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, (x) in the case of the 2026 CPRC Notes, the 2043 CPRC Notes and the 2045 CPRC Notes, to the maturity date thereof and, (y) in the case of the 2029 CPRC Notes, the 2048 CPRC Notes, the 2050 CPRC Notes and the 2069 CPRC Notes, that would be due if the applicable CPRC Notes matured on the applicable Par Call Date (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate for the CPRC Notes to be redeemed, plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), calculated by CPRC. Each series of the CPRC Notes may be redeemed at any time on or after the applicable Par Call Date, in whole or in part, at a redemption price equal to 100% of the principal amount of the CPRC Notes to be redeemed. In each case, accrued and unpaid interest thereon will be payable to, but not including, the redemption date.

Title of Series	Par Call Date	Make-Whole Spread
3.125% CPRC Notes due 2026	March 1, 2026	25 bps
2.875% CPRC Notes due 2029	August 15, 2029	20 bps
4.300% CPRC Notes due 2043	November 15, 2042	25 bps
4.950% CPRC Notes due 2045	February 15, 2045	30 bps
4.700% CPRC Notes due 2048	November 1, 2047	25 bps
3.500% CPRC Notes due 2050	November 1, 2049	35 bps
4.200% CPRC Notes due 2069	May 15, 2069	30 bps

Holders of the applicable series of CPRC Notes to be redeemed will receive notice of redemption delivered at least 10 and not more than 60 days prior to the date fixed for redemption.

Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the CPRC Notes or the portions of such CPRC Notes called for redemption.

“Par Call Date” means: (i) with respect to the 2026 CPRC Notes, March 1, 2026, the date that is three months prior to the maturity date of the 2026 CPRC Notes; (ii) with respect to the 2029 CPRC Notes, August 15, 2029, the date that is three months prior to the maturity date of the 2029 CPRC Notes; (iii) with respect to the 2043 CPRC Notes, November 15, 2042, the date that is six months prior to the maturity date of the 2043 CPRC Notes; (iv) with respect to the 2045 CPRC Notes, February 15, 2045, the date that is six months prior to the maturity date of the 2045 CPRC Notes; (v) with respect to the 2048 CPRC Notes, November 1, 2047, the date that is six months prior to the maturity date of the 2048 CPRC Notes; (vi) with respect to the 2050 CPRC Notes, November 1, 2049, the date that is six months prior to the maturity date of the 2050 CPRC Notes; and (vii) with respect to the 2069 CPRC Notes, May 15, 2069, the date that is six months prior to the maturity date of the 2069 CPRC Notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by CPRC and specified in writing to the Trustee in accordance with the following two paragraphs.

The Treasury Rate shall be determined by CPRC after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, CPRC shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to, (x) in the case of the 2026 CPRC Notes, the 2043 CPRC Notes and the 2045 CPRC Notes, the maturity date of such CPRC Note or (y) in the case of the 2029 CPRC Notes, the 2048 CPRC Notes, the 2050 CPRC Notes and the 2069 CPRC Notes, the Par Call Date of such CPRC Note (as applicable, the “Remaining Life” and such date for the applicable CPRC Note, the “Applicable Discount Date”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Discount Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, CPRC shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Discount Date. If there is no United States Treasury security maturing on the Applicable Discount Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Discount Date, one with a maturity date preceding the Applicable Discount Date and one with a maturity date following the Applicable Discount Date, CPRC shall select the United States Treasury security with a maturity date preceding the Applicable Discount Date. If there are two or more United States Treasury securities maturing on the Applicable Discount Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, CPRC shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

CPRC’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Change of Control

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the applicable series of CPRC Notes as described above, holders of the applicable series of CPRC Notes will have the right to require us to repurchase all or any part equal to $2,000 or an integral multiple of $1,000 in excess thereof of such series of CPRC Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of CPRC Notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of the CPRC Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the CPRC Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the CPRC Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of the CPRC Indenture, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the CPRC Indenture by virtue of such conflicts.

On the Change of Control Payment Date, we will be required to:

•	accept for payment all CPRC Notes or portions of CPRC Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all CPRC Notes or portions of CPRC Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the CPRC Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of CPRC Notes or portions of CPRC Notes being purchased.

For purposes of the foregoing discussion of a repurchase at the option of holders of CPRC Notes, the following definitions are applicable:

“Below Investment Grade Rating Event” means the CPRC Notes are rated below an Investment Grade Rating by at least two out of three of the Rating Agencies (as defined below), if there are three or more Rating Agencies, or all of the Rating Agencies, if there are less than three Rating Agencies, (the “Required Threshold”) on any date from the date of the public notice of an arrangement or transaction that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended if, by the end of the 60-day period, the rating of the CPRC Notes is under publicly announced consideration for a possible downgrade by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the CPRC Notes as aforesaid, would aggregate in number the Required Threshold, such extension to continue for so long as consideration for a possible downgrade continues by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the CPRC Notes as aforesaid, would aggregate in number the Required Threshold.

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than us, CPRL or any of our or its subsidiaries; (ii) the consummation of any transaction (including, without limitation, any merger or amalgamation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of CPRL’s voting shares; or (iii) the first day on which a majority of the members of CPRL’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CPRL who (i) was a member of such Board of Directors on the date of the issuance of the notes; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of CPRL’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or the equivalent investment grade credit rating from any other Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act then providing publicly available ratings of the notes.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

Ranking

Unless otherwise provided with respect to a series of CPRC Notes, the CPRC Notes will be our unsubordinated and unsecured obligations and will rank equally with all of our other unsecured, unsubordinated obligations. We conduct a substantial portion of our business through corporate and partnership subsidiaries. Our obligations under the CPRC Notes will be structurally subordinated to all existing and future indebtedness and liabilities, including trade payables, of any of our corporate and partnership subsidiaries.

The guarantee will be CPRL’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of CPRC Notes, will rank equally with all of CPRL’s other unsecured, unsubordinated obligations. CPRL conducts a substantial portion of its business through corporate and partnership subsidiaries. CPRL’s obligations under the guarantee will be structurally subordinated to all existing and future indebtedness and liabilities, including trade payables, of any of CPRL’s subsidiaries.

Negative Pledge

The CPRC Indenture includes a covenant of ours to the effect that, so long as any series of the CPRC Notes remain outstanding, we will not, and will not permit any Subsidiary to, create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over any of our present or future Railway Properties or of any of our Subsidiaries or on any shares in the capital stock of any Railroad Subsidiary securing any Indebtedness of any Person without also at the same time or prior thereto securing equally and ratably with such other Indebtedness all of such series of CPRC Notes then outstanding under the CPRC Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the CPRC Indenture.

The term “Borrowed Money” means Indebtedness in respect of moneys borrowed (including interest and other charges in respect thereof) and moneys raised by the issue of notes, bonds, debentures or other evidences of moneys borrowed.

The term “Capital Lease Obligation” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with GAAP.

The term “Consolidated Net Tangible Assets” means the total amount of assets determined on a consolidated basis after deducting therefrom:

(a)

all current liabilities (excluding any Indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(b)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(c)	appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries,

all as set forth on our most recent consolidated balance sheet and computed in accordance with GAAP.

The term “FATCA” means (a) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended from time to time (including regulations and guidance thereunder) (the “Code”), (b) any successor version thereof, (c) any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or practice implementing an intergovernmental agreement or approach thereto.

The term “GAAP” means, at any time, accounting principles generally accepted in the United States at the relevant time applied on a consistent basis, provided that, if reference to “GAAP” is in respect of any financial statements which are prepared in accordance with generally accepted accounting principles of Canada, “GAAP” shall mean generally accepted accounting principles in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time, applied on a consistent basis.

The term “Indebtedness” means and includes all items of indebtedness which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, but in any event including, without limitation, (1) obligations in respect of indebtedness for Borrowed Money secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed, and (2) guarantees and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire or service, indebtedness of any other Person.

The term “Permitted Encumbrances” means any of the following:

(a)

any Security Interest existing as of the date of the first issuance by us of the CPRC Notes issued pursuant to the applicable CPRC Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance, including without limitation, any of our outstanding Perpetual 4% Consolidated Debenture Stock, whether issued, pledged or vested in trust;

(b)	any Security Interest in favor of us or any of our wholly-owned Subsidiaries;

(c)

any Security Interest existing on the property of any Person at the time such Person becomes a Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary;

(d)

any Security Interest on property of a Person which Security Interest exists at the time such Person is merged into, or amalgamated or consolidated with, us or a Subsidiary, or such property is otherwise acquired by us or a Subsidiary, provided that such Security Interest does not extend to property owned by us or such Subsidiary immediately prior to such merger, amalgamation, consolidation or acquisition;

(e)	any Security Interest already existing on property acquired (including by way of lease) by us or any of our Subsidiaries at the time of such acquisition;

(f)

any Security Interest securing any Indebtedness incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(g)

any Security Interest in respect of (i) liens for taxes and assessments not at the time overdue or any liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such liens, duties or assessments are then overdue, we or the Subsidiary, as the case may be, shall be prosecuting an appeal or proceedings for review with respect to which it shall be entitled to or shall have secured a stay in the enforcement of any such obligations, (ii) any lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time by us or the Subsidiary, as the case may be, in good faith, (iii) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease, (iv) any obligations or duties, affecting our property or that of a Subsidiary to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license or permit and any defects in title to structures or other facilities arising from the fact that such structures or facilities are constructed or installed on lands held by us or the Subsidiary under government permits, leases, licenses or other grants, (v) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations and liens or claims incidental to current construction or operations including but not limited to, builders’, mechanics’, laborers’, materialmen’s, warehousemen’s, carrier’s and other similar liens, (vi) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof, (vii) any Security Interest the validity of which is being contested at the time by us or a Subsidiary in good faith or payment of which has been provided for by creation of a reserve in an amount in cash sufficient to pay the same in full, (viii) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone conduits, poles, wires and cables) and minor defects, or irregularities of title that, in our opinion, will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by us or the Subsidiary, as the case may be, (ix) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with our operations or the operations of our Subsidiary, as the case may be, (x) any liens and privileges arising out of judgments or awards with respect to which we or the Subsidiary shall be prosecuting an appeal or proceedings for review and with respect to which it shall be entitled to or shall have secured a stay of execution pending such appeal or proceedings for review, and (xi) reservations, limitations, provisos and conditions, if any, expressed in or affecting any grant of real or immoveable property or any interest therein;

(h)	any Security Interest in respect of any Purchase Money Obligation;

(i)

any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided that the principal amount of the Indebtedness secured thereby on the date of such extension, renewal, alteration or replacement is not increased and the Security Interest is limited to the property or other assets which secured the Security Interest so extended, renewed, altered or replaced (plus improvements on such property or other assets or the proceeds thereof); and

(j)

any Security Interest that would otherwise be prohibited (including any extensions, renewals, alterations or replacements thereof) provided that the aggregate Indebtedness outstanding and secured under this clause (j) does not (calculated at the time of the granting of the Security Interest) exceed an amount equal to 10% of Consolidated Net Tangible Assets.

The term “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

The term “Purchase Money Obligation” means any monetary obligation (including a Capital Lease Obligation) created, assumed or incurred prior to, at the time of, or within 180 days after, the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or lease payments in respect thereof, provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.

The term “Railway Properties” means all main and branch lines of railway located in Canada or the United States, including all real property used as the right of way for such lines.

The term “Railroad Subsidiary” means a Subsidiary whose principal assets are Railway Properties.

The term “Security Interest” means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, but not including any security interest in respect of a lease which is not a Capital Lease Obligation or any encumbrance that may be deemed to arise solely as a result of entering into an agreement not in violation of the terms of the Indentures to sell or otherwise transfer assets or property.

The term “Shareholders’ Equity” means, with respect to any Person, at any date, the aggregate of the dollar amount of outstanding share capital, the amount, without duplication, of any surplus, whether contributed or capital, and retained earnings, subject to any currency translation adjustment, all as set forth in such Person’s most recent annual consolidated balance sheet.

The term “Significant Subsidiary” means a Subsidiary that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act, as amended.

The term “Subsidiary” means any corporation or other Person of which there are owned, directly or indirectly, by or for us or by or for any corporation or other Person in like relation to us, Voting Shares or other interests which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all outstanding Voting Shares of such first mentioned corporation or other Person for the election of its directors or, in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) entitle the holders thereof to more than 50% of the income or capital interests (however called) thereon and includes any corporation in like relation to a Subsidiary.

The term “Voting Shares” means shares of capital stock of any class of a corporation and other interests of any other Persons having under all circumstances the right to vote for the election of the directors of such corporation or in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) income or capital interests (however called), provided that, for the purpose of this definition, shares or other interests which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Consolidation, Merger, Amalgamation and Sale of Assets

We will not enter into any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of our assets would become the property of any other Person (the “Successor”) unless (a) we and the Successor shall, prior to or contemporaneously with the consummation of that transaction, execute those instruments, which may include a supplemental indenture, and do those things, if any, as will be necessary or advisable to establish that upon the consummation of that transaction (i) the Successor will have assumed all of our covenants and obligations under the CPRC Indenture in respect of the CPRC Notes of every series, and (ii) the CPRC Notes of every series will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor Corporation, to all the rights of holders of CPRC Notes under the CPRC Indenture; (b) the Successor is a corporation, company, partnership, or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia; (c) we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and any supplemental indenture comply with the CPRC Indenture and all conditions precedent contained in the CPRC Indenture relating to such transaction have been complied with; and (d) immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Provision of Financial Information

We will file with the Trustee, within 15 days after CPRL is required to file them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which CPRL may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If CPRL is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d), then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Events of Default

The occurrence of any of the following events with respect to the CPRC Notes of any series will constitute an “Event of Default” with respect to the CPRC Notes of that series:

(a)	default by us in payment of the principal of any of the CPRC Notes of that series when the same becomes due under any provision of the CPRC Indenture or of those CPRC Notes;

(b)	default by us in payment of any interest due on any of the CPRC Notes of that series and continuance of that default for a period of 30 days;

(c)

default by us in observing or performing any other of our covenants or conditions contained in the CPRC Indenture or in the CPRC Notes of that series and continuance of that default for a period of 60 days after written notice as provided in the CPRC Indenture;

(d)

default by us or any Subsidiary in payment of the principal of, premium, if any, or interest on any Indebtedness having an outstanding principal amount in excess of the greater of $150 million and 2% of our Shareholders’ Equity in the aggregate at the time of default or default in the performance of any other covenant of ours or any Subsidiary contained in any instrument under which that Indebtedness is created or issued and the holders thereof, or a trustee, if any, for those holders, declare that Indebtedness to be due and payable prior to the stated maturities of that Indebtedness (“accelerated Indebtedness”), and such acceleration shall not be rescinded or annulled, or such default under such instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Indebtedness, provided that (i) if such accelerated Indebtedness is the result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set forth in such instrument, it will not be considered an Event of Default under this clause (d) until 30 days after such acceleration, or (ii) if such accelerated Indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated Indebtedness is, by its terms, non-recourse to us or the Railroad Subsidiaries, it shall not be considered an Event of Default; or (B) if such accelerated Indebtedness is recourse to us or the Railroad Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven days before being considered an Event of Default;

(e)	certain events of bankruptcy, insolvency, winding up, liquidation or dissolution relating to us or any Significant Subsidiary as provided in the CPRC Indenture; or

(f)	any other event of default provided with respect to that series.

If an Event of Default described in clause (a) or (b) above occurs and is continuing with respect to CPRC Notes of any series, unless the principal of all of the CPRC Notes of that series shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the CPRC Notes of that series then outstanding, declare the principal of (and premium, if any, on) all the CPRC Notes of that series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the CPRC Indenture in respect of those CPRC Notes to be due and payable immediately on demand. If an Event of Default described in clause (c) or (f) above occurs and is continuing with respect to the CPRC Notes of one or more series, unless the principal of all of the CPRC Notes of the affected series shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the CPRC Notes of all such affected series then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the CPRC Notes of all the affected series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the CPRC Indenture in respect of those CPRC Notes to be due and payable immediately on demand. If an Event of Default described in clause (d) or (e) above occurs and is continuing, unless the principal of all CPRC Notes then outstanding shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of all the CPRC Notes then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the CPRC Notes then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the CPRC Indenture in respect of those CPRC Notes to be due and payable immediately on demand. Upon certain conditions, any declaration of this kind may be cancelled if all Events of Default with respect to the CPRC Notes of all those affected series then outstanding shall have been cured or waived as provided in the CPRC Indenture by the holders of not less than a majority in aggregate principal amount of the CPRC Notes of the affected series then outstanding (voting as one class, except in the case of Events of Default described in clauses (a) and (b) of the first sentence of the preceding paragraph, as to which each series so affected will vote as a separate class). See “—Modification and Waiver” below.

The CPRC Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the CPRC Indenture at the request or direction of the holders, unless those holders shall have provided to the Trustee indemnity satisfactory to it, acting reasonably, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to those provisions for indemnity and certain other limitations contained in the CPRC Indenture, the holders of a majority in aggregate principal amount of the CPRC Notes of all affected series then outstanding (voting as one class) will have the right to sanction or direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the CPRC Notes of those affected series.

The CPRC Indenture provides that no holder of the CPRC Notes of any series will have any right to institute any proceeding with respect to the CPRC Indenture or for any remedy thereunder, unless (a) that holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the CPRC Notes of that series, (b) the holders of not less than 25% in aggregate principal amount of the CPRC Notes of that series (or in the case of an Event of Default relating to bankruptcy or insolvency, the holders of not less than 25% in principal amount of all affected series then outstanding (voting as one class)) shall have made written request to the Trustee to institute a proceeding in its own name as trustee under the CPRC Indenture, (c) that holder offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby in compliance with such request, (d) the Trustee failed to institute a proceeding within 60 days after that notice, request and offer of indemnity and (e) no direction inconsistent with that written request was been given to the Trustee during the 60 day period following notice by holders of not less than a majority in aggregate principal amount of the CPRC Notes of that series or, if applicable, of all the affected series then outstanding (voting as one class). However, the holder of any CPRC Notes will have an absolute right to receive payment of the principal of and any premium and interest on that CPRC Notes on or after the due dates expressed in that CPRC Notes and to institute suit for the enforcement of any of these payments. The CPRC Indenture requires us to furnish to the Trustee annually an officers’ certificate as to our compliance with certain covenants, conditions or other requirements contained in the CPRC Indenture and as to any non-compliance therewith.

The CPRC Indenture provides that the Trustee may withhold notice to the holders of the CPRC Notes of one or more series of any default affecting those series (except defaults as to payment of principal or interest) if the Trustee, in good faith, considers that withholding to be in the best interests of the holders of the CPRC Notes of those series.

Additional Amounts

All payments made by us under or with respect to the CPRC Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the CPRC Notes, we will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder (such holder, an “Excluded Holder”) in respect of the beneficial owner thereof:

(a)	with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(b)

which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of CPRC Notes or the receipt of payments thereunder;

(c)

which is subject to such Canadian Taxes by reason of the holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(d)

by reason of such holder or beneficial owner being a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of us at the time of payment or deemed payment, or by reason of such holder or beneficial owner not dealing at arm’s length for the purposes of the Income Tax Act (Canada) with a “specified shareholder” of us at the time of payment or deemed payment; or

(e)

if the holder or beneficial owner of, or person ultimately entitled to obtain any interest in, the CPRC Notes is not the sole beneficial owner of such payments, or is a fiduciary or partnership, to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member received directly its beneficial or distributive share of such payments.

We will also:

(a)	make such withholding or deduction; and

(b)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

We will furnish to the Trustee and the holders of the CPRC Notes, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

Without duplication of the foregoing, we will indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:

(a)	any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the CPRC Notes;

(b)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(c)	any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) above, but excluding any such Canadian Taxes on such holder’s net income.

Wherever in the CPRC Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a CPRC Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

In any event, no Additional Amounts or indemnity will be payable with respect to taxes imposed directly or indirectly under FATCA and no Additional Amounts or indemnity will be payable in excess of the Additional Amounts or indemnity which would be required if the holder of the CPRC Note was a resident of the United States for purposes of, and entitled to claim the benefits under, the Canada-United States Income Tax Convention (1980), as amended.

Tax Redemption

Subject to certain conditions, each series of CPRC Notes will be subject to redemption in whole, but not in part, at our option, at any time, on not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount, together with accrued interest thereon to the redemption date, in the event we determine that there is more than an insubstantial risk that we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the applicable series of CPRC Notes, any Additional Amounts as a result of an amendment to or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of this prospectus.

Modification and Waiver

The CPRC Indenture permits us and the Trustee to enter into supplemental indentures without the consent of the holders of the CPRC Notes to, among other things: (a) secure the CPRC Notes of one or more series, (b) evidence the assumption by the Successor of our covenants and obligations, under the CPRC Indenture and the CPRC Notes then outstanding, (c) add covenants or Events of Default for the benefit of the holders of one or more series of the CPRC Notes or surrender any right or power conferred upon us by the CPRC Indenture, (d) cure any ambiguity or correct or supplement any defective provision in the CPRC Indenture which correction will not be prejudicial to the interests of the holders of the CPRC Notes in any material respect, (e) establish the form and terms of the CPRC Notes of any series, (f) evidence the acceptance of appointment by a successor Trustee, and (g) make any other modifications which will not be prejudicial to the interests of the holders of a series of CPRC Notes in any material respect.

The CPRC Indenture also permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the CPRC Notes of each series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the CPRC Indenture or modify in any manner the rights of the holders of the CPRC Notes of each such affected series; provided, however, that we and the Trustee may not, among other things, without the consent of all holders of the CPRC Notes then outstanding and affected thereby: (a) change the stated maturity of the principal amount of, or any installment of the principal of or the interest on, that CPRC Note; (b) reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of that CPRC Note; (c) reduce the amount of principal of an original issue discount CPRC Note payable upon acceleration of the maturity thereof; (d) change the place or currency of payment of the principal of or any premium or interest on that CPRC Note; (e) impair the right to institute suit for the enforcement of payment of this kind with respect to that CPRC Note on or after the stated

maturity thereof; or (f) reduce the percentage in principal amount of the outstanding CPRC Notes of the affected series, the consent of whose holders is required for modification or amendment of the CPRC Indenture, or for any waiver with respect to compliance with certain provisions of the CPRC Indenture or certain Events of Default and their consequences provided for in the CPRC Note.

The holders of a majority in aggregate principal amount of the CPRC Notes of all series at the time outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the holders of all such affected CPRC Notes waive any past default or breach or Event of Default and its consequences, except a default in the payment of the principal of or premium or interest on any CPRC Note of any of those series or an Event of Default in respect of a covenant or provision of the CPRC Indenture or of any CPRC Note which cannot be modified or amended without the consent of all holders of all outstanding CPRC Notes of any series affected.

Defeasance

The CPRC Indenture provides that, at our option, we will be discharged from any and all obligations with respect to the CPRC Notes of any series (except for certain obligations to execute and deliver definitive CPRC Notes of that series, to register the transfer or exchange of the CPRC Notes of that series, to replace mutilated, destroyed, lost or stolen CPRC Notes of that series, to maintain paying agencies, to compensate and indemnify the Trustee and to maintain the trust described below) (hereinafter called a “defeasance”) upon the irrevocable deposit with the Trustee, in trust, of money, and/or securities of the government which issued the currency in which the CPRC Notes of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the CPRC Notes of that series on the stated maturity of those payments in accordance with the terms of the CPRC Notes of that series. Such a defeasance may be effected only if, among other things, (a) we have delivered to the Trustee an opinion of counsel (who may be our independent counsel) stating that we have received from, or there has been published by, the IRS a ruling or there has been a change in the applicable laws or regulations, in either case to the effect that the holders of the CPRC Notes of that series should not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance and should be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, and (b) we have delivered to the Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the CPRC Notes of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the CPRC Notes include holders who are not resident in Canada). In addition, we may obtain a discharge of the CPRC Indenture with respect to the CPRC Notes of all series issued under the CPRC Indenture by depositing with the Trustee, in trust, an amount of money and government securities as shall be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay, at stated maturity or upon redemption, all of those CPRC Notes, provided that those CPRC Notes are by their terms to become due and payable within one year or are to be called for redemption within one year.

The CPRC Indenture also provides that we may omit to comply with the restrictive covenants described under the caption “Negative Pledge” and certain other covenants and no Event of Default shall arise with respect to the CPRC Notes of that series by reason of this failure to comply (hereinafter called a “covenant defeasance”), upon the irrevocable deposit with the Trustee, in trust, of money and/or securities of the government which issued the currency in which the CPRC Notes of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the CPRC Notes of that series on the stated maturity of those payments in accordance with the terms of the CPRC Notes of that series. Our other obligations with respect to the CPRC Notes of that series would remain in full force and effect. A covenant defeasance may be effected only if, among other things, (a) we have delivered to the Trustee an opinion of counsel (who may be our independent counsel) to the effect that the holders of CPRC Notes of that series should not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and should be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred, and (b) we have delivered to the Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the CPRC Notes of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the CPRC Notes include holders who are not resident in Canada).

In the event that we exercise our option to effect a covenant defeasance with respect to the CPRC Notes of any series and the CPRC Notes of that series are thereafter declared due and payable because of the occurrence of an Event of Default, the amount of money and securities on deposit with the Trustee would be sufficient to pay the amounts due on the CPRC Notes of that series at their respective stated maturities, but may not be sufficient to pay the amounts due on the CPRC Notes of that series at the time of the acceleration resulting from that Event of Default. However, we would remain liable for this deficiency.

Consent to Service

We have designated C T Corporation System, 28 Liberty Street, New York, New York 10005 as our authorized agent for service of process in the United States in any action, suit or proceeding arising out of or relating to the CPRC Indenture or any series of the CPRC Notes and for actions brought under federal or state securities law in any federal or state court located in the Borough of Manhattan, New York, New York and irrevocably submit to the non-exclusive jurisdiction of any such court.

Governing Law

The CPRC Indenture is, and each series of CPRC Notes will be, governed by and construed in accordance with the laws of the State of New York.

CPRC Notes in Global Form

Each series of CPRC Notes will be issued in the form of one or more “global securities” which will be registered in the name of and be deposited with a depositary, or its nominee. Unless and until exchanged, in whole or in part, for CPRC Notes in definitive form, a global security may not be transferred except as a whole by the depositary for a global security to a nominee of that depositary, by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or any nominee of that depositary to a successor of that depositary or a nominee of a successor of that depositary.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the CPRC Notes represented by that global security to the accounts of those persons having accounts with that depositary or its nominee (“participants”) as shall be designated by the exchange agent. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of the ownership of those beneficial interests will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. These depositary arrangements and these laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner thereof, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the CPRC Notes represented by that global security for all purposes under the CPRC Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have CPRC Notes of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of CPRC Notes of that series in definitive form and will not be considered the owners or holders of those CPRC Notes under the CPRC Indenture.

Principal, premium, if any, and interest payments on a global security registered in the name of a depositary or its nominee will be made to that depositary or nominee, as the case may be, as the registered owner of that global security. None of us, Trustee or any paying agent for CPRC Notes of the series represented by that global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants.

If the depositary for a global security representing CPRC Notes of a particular series is at any time unwilling or unable to continue as depositary, or if the depositary is no longer eligible to continue as depositary, and a successor depositary is not appointed by us within 90 days, or if an Event of Default described in clauses (a) or (b) of the first sentence under “Events of Default” below with respect to a particular series of CPRC Notes has occurred and is continuing, we will issue securities of that series in definitive form in exchange for that global security. If issued in definitive form, such CPRC Notes may be issued in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. The CPRC Notes may be presented for exchange and the CPRC Notes may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the CPRC Indenture and in the applicable prospectus, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. We have appointed the Trustee as Security Registrar. Payment of the principal of and any premium and interest on the CPRC Notes (other than a global security) will be made at the office or agency of the Trustee at 1505 Energy Park Drive, St. Paul, Minnesota 55108, except that, at our option, payment of any interest may be made (a) by cheque mailed to the address of the Person entitled thereto as that Person’s address will appear in the Security Register or (b) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. In addition, we may at any time and in our sole discretion determine not to have the CPRC Notes of a particular series represented by one or more global securities and, in that event, will issue securities of that series in definitive form in exchange for all of the global securities representing securities of that series.

Book-Entry System

The CPRC Notes will be represented by fully registered global notes, without interest coupons and will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Except as set forth below, owners of beneficial interests in the registered global notes will not be entitled to receive notes in definitive form and will not be considered holders of notes under the CPRC Indenture.

Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

Certain Book-Entry Procedures for the Global Notes

All interests in global notes will be subject to the operations and procedures of DTC. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus concerning DTC and its respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Book-Entry Procedures. Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

The deposit of the global notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global notes; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the global notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date. These participants are identified in a listing attached to the omnibus proxy.

Principal and interest payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the Trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its notes repurchased through the participant through which it holds its beneficial interest in the global notes to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its notes by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered notes to the applicable trustee or agent’s DTC account.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants (“Clearstream Participants”) and/or Euroclear participants (“Euroclear Participants”) will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the CPRC Notes settled during the processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of the CPRC Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Same-Day Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal and interest with respect to CPRC Notes in definitive form by wire transfer of immediately available funds to the accounts specified by the holders of the CPRC Notes in definitive form or, if no such account is specified, by mailing a check to each such holder’s registered address. The CPRC Notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System.

None of us, any dealer manager or agent, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global note, or for maintaining, supervising or reviewing any records.

DTC may discontinue providing its services as securities depository with respect to the CPRC Notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, CPRC Notes in definitive form are required to be printed and delivered to each holder.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, CPRC Notes in definitive form will be printed and delivered.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences (i) of the exchange of Old Notes for the CPRC Notes pursuant to the exchange offers, (ii) of the ownership of the CPRC Notes acquired in the exchange offers, and (iii) to holders of Old Notes that do not tender their Old Notes pursuant to the exchange offers. It applies to you only if (i) you participate in the exchange offers, you acquire your CPRC Notes in the exchange offers and you hold your Old Notes and CPRC Notes as capital assets for U.S. federal income tax purposes or (ii) you do not participate in the exchange offers and you hold your Old Notes as capital assets for U.S. federal income tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including non-U.S., U.S. estate or gift, U.S. state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank or other financial institution;

•	a life insurance company;

•	a regulated investment company or real estate investment trust;

•	a tax exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that holds the Old Notes or the CPRC Notes as part of a straddle or conversion transaction for tax purposes;

•	a person that purchased or sells the Old Notes or the CPRC Notes as part of a wash sale for tax purposes; and

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the Old Notes or the CPRC Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. If you are a partner of a partnership holding the Old Notes or the CPRC Notes, you should consult your tax advisor regarding the tax consequences of the exchange offers and the ownership of CPRC Notes, or of retaining the Old Notes.

Please consult your own tax advisor concerning the consequences of the exchange offers and of owning the CPRC Notes, or of retaining the Old Notes, in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Tax Consequences to Exchanging U.S. Holders

This subsection describes the material U.S. federal income tax consequences of the exchange of the Old Notes for CPRC Notes to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of the Old Notes and you are, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “Tax Consequences to Exchanging Non-U.S. Holders” below.

The Exchange Offers

Characterization of the Exchange of Old Notes for CPRC Notes. The exchange of the Old Notes for the CPRC Notes pursuant to the exchange offers would constitute a taxable disposition of the Old Notes for U.S. federal income tax purposes if the exchange results in a “significant modification” of the Old Notes. Treasury regulations provide that the substitution of a new obligor on a recourse debt instrument generally is a significant modification. As a result, under the Treasury regulations described above, the exchange of the Old Notes for the CPRC Notes pursuant to the exchange offers should constitute a significant modification of the terms of the Old Notes under the “change in obligor” test.

General Tax Consequences of the Exchange of Old Notes for CPRC Notes. Subject to the discussion below under “—Early Participation Premium”, you will recognize gain or loss on the exchange of Old Notes for CPRC Notes in an amount equal to the difference between the amount you realize on the exchange and your adjusted tax basis in the Old Notes. The amount you realize in the exchange will equal the sum of (a) the issue price of the CPRC Notes you receive in the exchange (determined in the manner described below), and (b) the cash consideration you receive in the exchange (including any amounts that you receive in lieu of fractional amounts of CPRC Notes).

The payment of accrued and unpaid interest on Old Notes validly tendered (and not validly withdrawn) and accepted will be made by or on behalf of KCS and should not be treated as consideration received in the exchange. Such payment should be includible in your gross income as ordinary income for U.S. federal income tax purposes to the extent not previously included in income.

Your adjusted tax basis in your Old Notes will generally be the U.S. dollar cost of such notes, increased by any market discount previously included in income with respect to your Old Notes, and decreased (but not below zero) by any bond premium that you have amortized with respect to the Old Notes.

The issue price of the CPRC Notes will depend on whether the Old Notes and the CPRC Notes are treated as publicly traded on the Settlement Date for U.S. federal income tax purposes. If a CPRC Note is treated as publicly traded on the Settlement Date, then the issue price of such CPRC Note will generally equal the fair market value of the CPRC Note as of the Settlement Date. If a CPRC Note is not treated as publicly traded on the Settlement Date, but the Old Note in respect of which such CPRC Note is issued is treated as publicly traded on the Settlement Date, then the issue price of such CPRC Note will generally equal the fair market value of the Old Note as of the Settlement Date (with such fair market value calculated after the payment of accrued interest on the Old Note), minus the cash consideration received in respect of such Old Note. If neither the CPRC Note nor the Old Note in respect of which such CPRC Note is issued is treated as publicly traded, then the issue price of such CPRC Note will generally equal the principal amount of the CPRC Note. A note will not be treated as publicly traded for U.S. federal income tax purposes if the outstanding principal amount of such note does not exceed $100 million U.S. dollars (or, for a note denominated in a currency other than the U.S. dollar, the equivalent amount in the currency in which the debt instrument is denominated) as of the Settlement Date.

We anticipate that (i) each series of Old Notes will be treated as publicly traded for U.S. federal income tax purposes and (ii) each series of CPRC Notes that will have an outstanding principal amount in excess of

$100 million as of the Settlement Date will be treated as publicly traded for U.S. federal income tax purposes. Accordingly, we expect that the issue price of each series of CPRC Notes will equal the fair market value of such CPRC Notes on the Settlement Date, if such series has an outstanding principal amount in excess of $100 million as of the Settlement Date. If that is not the case, we expect that the issue price of the CPRC Notes will equal the fair market value of the Old Notes that are exchanged for such CPRC Notes on the Settlement Date, minus the cash consideration received in respect of such Old Notes. Our determination of the issue price of the CPRC Notes is binding upon a holder unless such holder explicitly discloses to the IRS an alternative determination in the manner provided for by the IRS.

Except as described below with respect to accrued market discount, gain or loss that you recognize upon an exchange of Old Notes for CPRC Notes generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the Old Notes is more than one year at the time of the exchange. Capital gain of a non-corporate U.S. Holder generally will be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You will be considered to have acquired an Old Note with market discount if the stated principal amount of such Old Note exceeded your initial tax basis for such Old Note by more than a de minimis amount. If your Old Notes were acquired with market discount, any gain that you recognize on the exchange of Old Notes for the CPRC Notes would be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Early Participation Premium. The U.S. federal income tax treatment of the receipt of the Early Participation Premium is unclear. We expect that any Early Participation Premium would be additional consideration for the tendered Old Notes, in which case the Early Participation Premium would be treated as part of the amount paid to the U.S. Holder in respect of such Old Notes, as provided above in “—General Tax Consequences of the Exchange of Old Notes for CPRC Notes”. Alternatively, the Early Participation Premium may be treated as interest or a separate fee that would be subject to tax as ordinary income. There can be no assurance that the IRS will not successfully challenge our position. U.S. Holders should consult their tax advisors about the U.S. federal income tax treatment of the receipt of the Early Participation Premium.

Ownership of the CPRC Notes

Certain Additional Payments. As described above under “Description of the CPRC Notes and Guarantee—Optional Redemption” and “Description of the CPRC Notes and Guarantee—Change of Control”, we may be obligated to pay amounts in excess of, and/or in advance of, stated interest or principal on the CPRC Notes. Our obligation to pay such excess or advance amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments”. Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies in the aggregate are considered “remote” or “incidental”. Additionally, Treasury regulations provide that one or more contingencies (other than remote or incidental contingencies) will not cause a debt instrument to be treated as a contingent payment debt instrument if such debt instrument provides for an alternative payment schedule applicable upon the occurrence of such contingency or contingencies, the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and the debt instrument provides the issuer or the holder with an unconditional option or options exercisable on one or more dates during the term of the debt instrument. In the case of such an alternative payment schedule corresponding to an issuer option, the issuer will be deemed to exercise or not exercise such option in the manner that minimizes the yield on the debt instrument. We believe and intend to take the position that the contingencies described in “Description of the CPRC Notes and Guarantee—Optional Redemption” and “Description of the CPRC Notes and Guarantee—Change of Control” should not cause the CPRC Notes to be treated as contingent payment debt instruments. However, the determinations made with respect to the foregoing contingencies are inherently factual, and we can give you no assurance that our positions would be sustained if challenged by the

IRS. A successful challenge of these positions by the IRS could require a holder to accrue ordinary income at a rate that is higher than the stated interest rate and to treat any gain recognized on a sale or other taxable disposition of a CPRC Note as ordinary income, rather than capital gain. The remainder of this disclosure assumes that the CPRC Notes will not be considered contingent payment debt instruments. You should consult your own tax advisor regarding the potential application to the CPRC Notes of the contingent payment debt regulations and the consequences thereof.

Payments of Interest. Stated interest on the CPRC Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of a series of CPRC Notes (determined in the manner described above under “—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for CPRC Notes”) is less than their principal amount by an amount that is more than or equal to the de minimis amount, your CPRC Notes would be treated as issued with original issue discount (“OID”) in an amount equal to such difference. The de minimis amount is equal to 1/4 of 1 percent of the CPRC Notes’ principal amount multiplied by the number of complete years to their maturity. You generally will be required to include such OID in income as ordinary income as it accrues (on a constant-yield method) over the term of the CPRC Notes, even if you have not received a cash payment in respect of the OID.

Bond Premium. If, immediately after the exchange of Old Notes for CPRC Notes, you have an initial tax basis in a CPRC Note in excess of its stated principal amount, such CPRC Notes will be treated as issued with bond premium. Generally, you may elect to amortize such bond premium as an offset to stated interest income in respect of the CPRC Notes, using a constant-yield method prescribed under applicable Treasury regulations, over the remaining term of the CPRC Notes. However, because the CPRC Notes may be redeemed by us prior to their maturity at a premium (as described under “Description of the CPRC Notes and Guarantee”), special rules may apply that may reduce, defer or eliminate the amount of bond premium that a U.S. Holder may amortize with respect to the CPRC Notes. If you elect to amortize bond premium, you will be required to reduce your adjusted tax basis in each CPRC Note by the amount of the amortized premium used to offset stated interest on such CPRC Note. Any election to amortize bond premium shall apply to all debt instruments (other than “tax-exempt” debt instruments) you hold at the beginning of the first taxable year to which the election applies or that you subsequently acquire, and is irrevocable without the consent of the IRS. You should consult your tax advisor regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, Exchange or other Disposition. Upon the sale, exchange or other disposition of CPRC Notes, you would recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (excluding accrued but unpaid stated interest, which generally would be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the CPRC Notes. Your adjusted tax basis in the CPRC Notes would be the issue price of the CPRC Notes, increased by any OID previously included in income with respect to your CPRC Notes, and decreased (but not below zero) by bond premium that you have amortized with respect to the CPRC Notes.

Gain or loss that you recognize upon the sale, exchange or other disposition of CPRC Notes generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the CPRC Notes is more than one year at the time of the sale, exchange or other disposition. Your holding period for the CPRC Notes will not include your holding period for the Old Notes exchanged therefor and will begin on the day after the Settlement Date. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Information with Respect to Foreign Financial Assets. A U.S. Holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. U.S. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the CPRC Notes.

Tax Consequences to Exchanging Non-U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are a beneficial owner of Old Notes and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from an Old Note.

If you are a U.S. Holder, this subsection does not apply to you.

The Exchange Offers

Gain Recognized in Exchange. Subject to the discussions below in respect of backup withholding, you generally would not be subject to U.S. federal income tax on capital gain realized through the exchange offers, unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain); in which case such gain would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder (and a foreign corporation may also be subject to an additional 30% branch profits tax, or lower applicable treaty rate); or

•

you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist; in which case the gain would be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable treaty), which may be offset by U.S.-source capital losses, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Payment of Accrued Interest. The payment of accrued interest on the Old Notes will be subject to U.S. federal income and withholding tax in the same manner as scheduled interest payments on such notes.

Ownership of the CPRC Notes

Payments of Interest. Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder of CPRC Notes acquired through the exchange offers, interest (including OID) on the CPRC Notes paid to you is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Sale, Exchange or other Disposition.

You generally would not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offers will depend upon whether the adoption of the Proposed Amendments to the applicable Old Notes Indenture results in a deemed exchange of “old” Old Notes for “new” Old Notes for such non-exchanging holders. In general, the modification of a debt instrument results in a deemed exchange of an “old” debt instrument for a “new” debt instrument (upon which gain or loss may be recognized) if such modification is “significant” within the meaning of applicable Treasury Regulations. Under these Treasury Regulations, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant”. The Treasury regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury regulations do not, however, define “customary accounting or financial covenants”.

Although there is no authority directly on point and the matter is thus unclear, we intend to treat the adoption of the Proposed Amendments as not constituting a “significant” modification to the terms of the Old Notes with respect to non-exchanging holders. If the adoption of the Proposed Amendments does not constitute a “significant” modification of the Old Notes, non-exchanging holders should not recognize gain or loss as a result of the adoption of the Proposed Amendments. There can be no assurance, however, that the IRS will not successfully challenge the position that we intend to take.

If the IRS successfully asserts that the adoption of the Proposed Amendments resulted in a “significant” modification, then non-exchanging holders would be deemed to exchange their “old” Old Notes for “new” Old Notes. Non-exchanging U.S. Holders would generally recognize gain or loss on such deemed exchange in the manner described above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for CPRC Notes” unless the deemed exchange qualified as a recapitalization for U.S. federal income tax purposes. Non-exchanging Non-U.S. Holders generally would not be subject to U.S. federal income tax on such deemed exchange except as described above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers”.

In light of the uncertainty of the applicable rules, non-exchanging holders should consult their own tax advisors regarding the risk that adoption of the Proposed Amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the Proposed Amendments are so treated and the U.S. federal income tax consequences of continuing to hold Old Notes after the adoption of the Proposed Amendments.

Backup Withholding and Information Reporting

In general, if you are a non-corporate U.S. Holder, information reporting may apply to payments to you pursuant to the exchange of Old Notes for CPRC Notes. In addition, information reporting requirements, on

Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a CPRC Note within the United States, and the payment of proceeds to you from the sale of a CPRC Note effected at a U.S. office of a broker (unless you are an exempt recipient). Information reporting may also apply in respect of any OID that accrues on a CPRC Note. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. Holder, payments of amounts received pursuant to the exchange offers would not be subject to backup withholding and information reporting. Additionally, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest on a CPRC Note made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest on a CPRC Note made within the United States and the payment of the proceeds from the sale of a CPRC Note effected at a U.S. office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a CPRC Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

U.S. and Non-U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (together with the regulations thereto, the “ITA”) generally applicable to a beneficial owner of Old Notes (Old Notes and CPRC Notes are collectively referred to in this section as “Notes”) who (A) participates in, and exchanges Old Notes and acquires, as beneficial owner, CPRC Notes, pursuant to, the exchange offers and the consent solicitations, and (B) at all relevant times and for the purposes of the application of the ITA: (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length (for purposes of the ITA) with each of CPRC, CPRL, KCS, and with any transferee resident in Canada (or deemed to be resident in Canada) to whom the holder assigns or otherwise transfers a CPRC Note; (iii) is entitled to receive all payments (including interest, principal and any premium) made in respect of the Notes; (iv) does not use or hold, and is not deemed to use or hold, the Notes in, or in the course of, a business carried on, or deemed to be carried on, in Canada; (v) is not a “specified non-resident shareholder” of CPRC or CPRL and deals at arm’s length with “specified shareholders” of CPRC and CPRL (each as defined in subsection 18(5) of the ITA and for purposes of the provisions referred to in that subsection); (vi) is not a “specified entity” as defined in proposed subsection 18.4(1) of the ITA contained in the Proposed ITA Amendments (as defined below) released on 29 April 2022 with respect to “hybrid mismatch arrangements”) in respect of CPRC, CPRL or any transferee resident (or deemed to be resident) in Canada to whom the holder assigns or otherwise transfers a CPRC Note; and (vii) is not a “foreign affiliate” (as defined in the ITA) of a person resident in Canada (each, a “Non-Resident Holder”). This summary does not apply to Non-Resident Holders that carry on an insurance business in Canada or elsewhere and any such Non-Resident Holders should consult their own tax advisors with respect to participating in the exchange offers and the consent solicitations. This summary assumes that no interest paid on the CPRC Notes will be in respect of a debt or other obligation to pay an amount to a person with whom CPRC or CPRL do not deal at arm’s length within the meaning of the ITA.

This summary is based upon the current provisions of the ITA in force as of the date of this prospectus, all specific proposals to amend the ITA that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date of this prospectus (“Proposed ITA Amendments”), applicable jurisprudence, and the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that all the Proposed ITA Amendments will be enacted as currently proposed, but no assurance can be given that the Proposed ITA Amendments will be enacted in the form proposed, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed ITA Amendments, does not take into account or anticipate any changes in law or in the administration or assessing policies and practices of the Canada Revenue Agency, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. The tax liability of each Non-Resident Holder will depend on the holder’s particular circumstances. Accordingly, Non-Resident Holders and other holders of Notes should consult their own tax advisors, having regard to their particular circumstances, with respect to the Canadian federal income and other tax considerations associated with their participation in the exchange offers and the consent solicitations and acquiring and holding the CPRC Notes.

Pursuant to the exchange offers, all CPRC Notes issued by CPRC and cash consideration paid by CPRC (other than the payment of accrued and unpaid interest on the Old Notes which is made by or on behalf of KCS) pursuant to the exchange offers will be issued and paid by CPRC, respectively, as consideration for the acquisition of the Old Notes. No payment will be made for a holder’s consent to the Proposed Amendments. This summary assumes that such characterization will be respected for purposes of the ITA and that no portion of the Total Consideration received by a Non-Resident Holder will be treated, for purposes of the ITA, as a separate fee or other amount.

Taxation of the Exchange Offers

A Non-Resident Holder will not be subject to tax under the ITA in respect of the disposition of the Old Notes pursuant to the exchange offers. As all amounts paid to a Non-Resident Holder pursuant to the exchange offers and the consent solicitations (other than the payment of accrued and unpaid interest on the Old Notes made by or on behalf of KCS) constitute amounts payable by CPRC for the acquisition of the Old Notes, such amounts should not be subject to withholding or other tax under the ITA. It is the intention of CPRC not to make any withholdings or deductions in respect of Canadian federal income tax from any such amounts.

The payment of accrued and unpaid interest on the Old Notes will be made by or on behalf of KCS and should not be treated as proceeds of disposition for the Old Notes. The payment of accrued and unpaid interest on the Old Notes made by or on behalf of KCS to a Non-Resident Holder will not be subject to Canadian withholding or other taxes under the ITA.

Taxation of Interest on the CPRC Notes and Disposition of the CPRC Notes

Amounts paid or credited, or deemed to be paid or credited, by CPRC on the CPRC Notes to a Non-Resident Holder as, on account of, in lieu of, or in satisfaction of, interest or principal on the CPRC Notes or received as proceeds by a Non-Resident Holder on the disposition (including a redemption, payment on maturity or repurchase) of the CPRC Notes will not be subject to Canadian non-resident withholding tax under Part XIII of the ITA. There will be no other Canadian taxes on income or gains payable under the ITA in respect of the holding, redemption or disposition of the CPRC Notes or the receipt of interest on the CPRC Notes by a Non-Resident Holder.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the CPRC Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Old Notes or the CPRC Notes in any jurisdiction where action for that purpose is required. Accordingly, the CPRC Notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or CPRC Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, Canada, the European Economic Area, the United Kingdom, the Hong Kong, Japan and Singapore) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer managers and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by such dealer managers or such affiliate (as the case may be) on our behalf in such jurisdiction.

The CPRC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the CPRC Notes and Guarantee—General”. We will not accept tenders of Old Notes if such tender would result in the issuance of less than the minimum denomination of $2,000 principal amount of CPRC Notes with respect to such tender.

Canada

The CPRC Notes have not been qualified for sale or exchange under this prospectus to residents of Canada or persons otherwise subject to applicable securities laws of Canada. The distribution of the CPRC Notes in exchange for the Old Notes to residents of Canada or persons otherwise subject to applicable securities laws of Canada is being made only on a private placement basis exempt from the requirement that CPRC prepare and file a prospectus with the applicable securities regulatory authorities in Canada. The CPRC Notes may be offered in Canada only to certain persons that are accredited investors, as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Residents of Canada or persons otherwise subject to applicable securities laws of Canada should refer to the Canadian offering memorandum that accompanies this prospectus (if applicable), and, if they are eligible and desire to tender their Old Notes, they must complete, sign and submit to the exchange agent a Canadian eligibility statement in the form appended to the Canadian offering memorandum. Any resale of the CPRC Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

European Economic Area

The CPRC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the CPRC Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the CPRC Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that the exchange offers will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for any such offers. None of the exchange offers contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation. Accordingly, any person making or intending to make any exchange offer within the EEA should only do so in circumstances in which no obligation arises us to produce a prospectus for such offer.

United Kingdom

The CPRC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (11) of Article 4(1) of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the CPRC Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the CPRC Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus has been prepared on the basis that the exchange offers will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to produce a prospectus for any such offers. None of the exchange offers contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation. Accordingly, any person making or intending to make any exchange offers within the UK should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer.

Hong Kong

This prospectus has not been delivered to the Hong Kong Companies Registry for registration and its contents have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about the content of this prospectus, you should obtain professional advice.

The CPRC Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”). No advertisement, invitation or document relating to the CPRC Notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the CPRC Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.

Japan

The CPRC Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEL”) and, accordingly, have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and governmental guidelines in Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription, exchange for or purchase, of the CPRC Notes may not be circulated or distributed, nor may the CPRC Notes be offered or sold, or be made the subject of an invitation for subscription, exchange for or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the Securities and Futures Act (Cap. 289) of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person who acquires the CPRC Notes as principal pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the CPRC Notes are acquired under Section 275 of the SFA:

(a)

by a corporation (which is not an accredited investor (as defined in Section 4A(1)(a) of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	for a trust (where the trustee is not an accredited investor) which sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

(c)

subject to Section 276(7) of the SFA, securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after the CPRC Notes have been acquired by that corporation or for that trust pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or in relation to the corporation, to any person arising from an offer referred to in Section 275(1A) or in relation to that trust, under Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, CPRC has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the CPRC Notes are prescribed capital markets products (as defined in Section 309B(10) of the SFA) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters relating to Canadian law will be passed upon for us by Bennett Jones LLP, Calgary, Alberta, Canada. Bennett Jones LLP from time to time performs legal services for us. Certain legal matters relating to U.S. law will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP from time to time performs legal services for us. In addition, certain legal matters relating to U.S. law will be passed upon for the dealer managers by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters relating to Canadian law will be passed upon for the dealer managers by Osler, Hoskin & Harcourt LLP.

ENFORCEABILITY OF CIVIL LIABILITIES

CPRC and CPRL are incorporated and governed by the laws of Canada. A substantial portion of our assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon us and upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers or experts.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of CPRL for the year ended December 31, 2022 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CPRL as of December 31, 2021, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The audited historical financial statements of KCS and management’s assessment of the effectiveness of internal control over financial reporting (which is included in KCS Management’s Report on Internal Control over Financial Reporting) included in Exhibit 99.1 of CPRL’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CANADIAN PACIFIC RAILWAY LIMITED

CANADIAN PACIFIC RAILWAY COMPANY

OFFERS TO EXCHANGE CERTAIN OUTSTANDING NOTES OF KANSAS CITY SOUTHERN

AND SOLICITATIONS OF CONSENTS TO AMEND THE RELATED INDENTURE AND NOTES

PROSPECTUS

The Exchange Agent for the Exchange Offers and the Consent Solicitations is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):	By Mail or Hand:
(212) 430-3775 or (212) 430-3779	65 Broadway – Suite 404 New York, New York 10006

Any questions or requests for assistance may be directed to the dealer managers at the address and telephone number set forth below. Requests for additional copies of this prospectus may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The Information Agent for the Exchange Offers and the Consent Solicitations is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (855) 654-2015

contact@gbsc-usa.com

The Dealer Managers for the Exchange offers and the Consent Solicitations are:

BofA Securities, Inc. 620 South Tryon Street, 20th Floor Charlotte, NC 28255 Toll Free: (888) 292-0070 Collect: (980) 387-3907 Email: debt_advisory@bofa.com Attention: Liability Management

Citigroup Global Markets Inc.

388 Greenwich Street, Trading 4th Floor

New York, NY 10013

Toll Free: (800) 558-3745

Collect: (212) 723-6106

Email: ny.liabilitymanagement@citi.com

Attention: Liability Management Group

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, NY 10036 Toll Free: (800) 624-1808 Collect: (212) 761-1057 Email: debt_advisory@morganstanley.com Attention: Debt Advisory Group

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Toll Free: (866) 309-6316

Collect: (704) 410-4759

Email: liabilitymanagement@wellsfargo.com

Attention: Liability Management Group

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 7.02 of By-law No. 1 of CPRL, as amended, provides, with regard to indemnity under the Canada Business Corporations Act (the “CBCA”), as follows:

“The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the [CBCA] or otherwise by law”.

The CBCA provides that a corporation may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively, the “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than an action by or on behalf of CPRL to procure a judgment in its favor) in which the Indemnified Person is involved because of that association with CPRL or other entity, if the Indemnified Person:

(a)

acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

In respect of an action by or on behalf of CPRL or other entity to procure a judgment in its favor, CPRL, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by an Indemnified Person in connection with such action, if the Indemnified Person satisfies the conditions set forth above in clauses (a) and (b) above. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from CPRL in respect of all costs, charges and expenses reasonably incurred by such Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such Indemnified Person is made a party by reason of such Indemnified Person’s association with CPRL or such other entity, if such Indemnified Person satisfies the conditions set forth above in clauses (a) and (b) above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such Indemnified Person ought to have done.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1	Restated Certificate and Articles of Incorporation of Canadian Pacific Railway Limited (incorporated by reference to Exhibit 99.2 to Canadian Pacific Railway Limited’s Current Report on Form 6-K filed with the SEC on October 22, 2015, File No. 001-01342).

3.2	Articles of Amendment to Restated Certificate and Articles of Incorporation of Canadian Pacific Railway Limited (incorporated by reference to Exhibit 3.1 to Canadian Pacific Railway Limited’s Current Report on Form 8-K filed with the SEC on May 5, 2021, File No. 001-01342).

3.3	By-law No. 1, as amended, of Canadian Pacific Railway Limited (incorporated by reference to Exhibit 1 to Canadian Pacific Railway Limited’s Current Report on Form 6-K filed with the SEC on May 22, 2009, File No. 001-01342).

3.4	By-law No. 2 of Canadian Pacific Railway Limited (incorporated by reference to Exhibit 99.1 to Canadian Pacific Railway Limited’s Current Report on Form 6-K filed with the SEC on March 13, 2015, File No. 001-01342).

3.5*	Certificate and Articles of Amendment of Canadian Pacific Railway Company, a wholly owned subsidiary of Canadian Pacific Railway Limited.

3.6	General By-law, as amended, of Canadian Pacific Railway Company, a wholly owned subsidiary of Canadian Pacific Railway Limited (incorporated by reference to Exhibit 2 to Canadian Pacific Railway Limited’s Current Report on Form 6-K filed with the SEC on May 22, 2009, File No. 001-01342).

4.1	Base Indenture, dated December 9, 2015, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on December 15, 2015 (File No. 001-4717).

4.2	Fifth Supplemental Indenture, dated as of December 9, 2015, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.6 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on December 15, 2015 (File No. 001-4717).

4.3	Sixth Supplemental Indenture, dated as of December 9, 2015, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.7 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on December 15, 2015 (File No. 001-4717).

4.4	Seventh Supplemental Indenture, dated as of May 16, 2016, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on May 17, 2016 (File No. 001-4717).

4.5	Eighth Supplemental Indenture dated as of May 3, 2018, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on May 4, 2018 (File No. 001-4717).

4.6	Ninth Supplemental Indenture, dated as of November 18, 2019, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on November 18, 2019 (File No. 001-4717).

4.7	Tenth Supplemental Indenture, dated as of November 18, 2019, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on November 18, 2019 (File No. 001-4717).

Exhibit Number	Exhibit Description

4.8	Eleventh Supplemental Indenture, dated as of April 22, 2020, among Kansas City Southern, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to Kansas City Southern’s Current Report on Form 8-K filed with the SEC on April 22, 2020 (File No. 001-4717).

4.9	Twelfth Supplemental Indenture, dated December 14, 2021, among Kansas City Southern, Cygnus Merger Sub 1 Corporation, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.6.15 to Kansas City Southern’s Annual Report on Form 10-K filed with the SEC on February 1, 2022 (File No. 001-4717).

4.10*	Form of Thirteenth Supplemental Indenture, to the Indenture, dated December 9, 2015, among Kansas City Southern, the Note Guarantors and U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association as trustee.

4.11	Indenture, dated as of September 11, 2015, between Canadian Pacific Railway Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 99.1 to Canadian Pacific Railway Limited’s Current Report on Form 6-K filed with the SEC on September 14, 2015, File No. 001-01342).

4.12*	Form of Sixth Supplemental Indenture, to the Indenture, dated as of September 11, 2015, between Canadian Pacific Railway Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

4.13*	Form of CPRC 4.300% Notes due 2043.

4.14*	Form of CPRC 4.950% Notes due 2045.

4.15*	Form of CPRC 3.125% Notes due 2026.

4.16*	Form of CPRC 4.700% Notes due 2048.

4.17*	Form of CPRC 2.875% Notes due 2029.

4.18*	Form of CPRC 4.200% Notes due 2069.

4.19*	Form of CPRC 3.500% Notes due 2050.

5.1*	Opinion of Sullivan & Cromwell LLP.

5.2*	Opinion of Bennett Jones LLP.

23.1*	Consent of Ernst & Young LLP relating to 2022 audited financial statements of Canadian Pacific Railway Limited.

23.2*	Consent of Deloitte LLP relating to 2020 and 2021 financial statements of Canadian Pacific Railway Limited.

23.3*	Consent of PricewaterhouseCoopers LLP relating to 2022 audited financial statements of Kansas City Southern.

23.4*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.5*	Consent of Bennett Jones LLP (included in Exhibit 5.2).

24.1*	Power of Attorney of Officers and Directors (included on the signature page of this registration statement).

25.1*	Form T-1 Statement of Eligibility of Computershare Trust Company, N.A., with respect to the Canadian Pacific Railway Company Indenture, dated as of September 11, 2015.

107*	Filing Fee Table.

*	Filed herewith

Item 22. Undertakings

(A) Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of each of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of each undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free-writing prospectus relating to the offering containing material information about each undersigned registrant or its securities provided by or on behalf of each undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(B)

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Each undersigned registrant hereby undertakes as follows:

(1)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)

That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(E)

Each of the undersigned registrants hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(F)

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on March 20, 2023.

CANADIAN PACIFIC RAILWAY LIMITED CANADIAN PACIFIC RAILWAY COMPANY

By:	/s/ KEITH CREEL
Name:	Keith Creel
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Nadeem Velani and Jeffrey J. Ellis (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the SEC any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ KEITH CREEL Keith Creel	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2023

/s/ NADEEM VELANI Nadeem Velani	Executive Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 20, 2023

/s/ ISABELLE COURVILLE Isabelle Courville	Chair of the Board of Directors	March 20, 2023

/s/ JOHN R. BAIRD	Director	March 20, 2023
John R. Baird

/s/ GILLIAN H. DENHAM	Director	March 20, 2023
Gillian H. Denham

/s/ EDWARD R. HAMBERGER	Director	March 20, 2023
Edward R. Hamberger

/s/ MATTHEW H. PAULL	Director	March 20, 2023
Matthew H. Paull

Signature	Title	Date

/s/ JANE L. PEVERETT	Director	March 20, 2023
Jane L. Peverett

/s/ ANDREA ROBERTSON	Director	March 20, 2023
Andrea Robertson

/s/ GORDON T. TRAFTON	Director	March 20, 2023
Gordon T. Trafton

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Canadian Pacific Railway Limited in the City of Minneapolis, State of Minnesota, on March 20, 2023.

SOO LINE CORPORATION

By:	/s/ JOHN BROOKS
Name:	John Brooks
Title:	Director Authorized Representative in the United States